Exhibit 4.1

PRUDENTIAL plc
Issuer

and

[                ]

Senior Trustee

SENIOR INDENTURE

Dated as of [          ], [         ]

Senior Debt Securities

Reconciliation and Tie Between Trust Indenture Act of 1939 and Senior Indenture

Reconciliation and tie showing the location in this Senior Indenture of the provisions inserted pursuant to Sections 310 to 318(a), inclusive, of the Trust Indenture Act.

Trust Indenture Act, Section		Senior Indenture Section
s310	(a)(1)	6.09
	(a)(2)	6.09
	(a)(3)	Not applicable
	(a)(4)	Not applicable
	(a)(5)	6.09
	(b)	6.08 and 6.10
	(c)	Not applicable
s311	(a)	6.13
	(b)	6.13
	(c)	Not applicable
s312	(a)	7.01 and 7.02(a)
	(b)	7.02(b)
	(c)	7.02(c)
s313	(a)	7.03(a)
	(b)	7.03(a)
	(c)	7.03(a)
	(d)	7.03(b)
s314	(a)	7.04 and 10.04
	(b)	Not applicable
	(c)	1.02
	(c)(1)	1.02
	(c)(2)	1.02
	(c)(3)	1.01
	(d)	Not applicable
	(e)	1.02
s315	(a)	6.01(a)
	(b)	6.02 and 7.03(a)
	(c)	6.01(b)
	(d)	6.01(c)
	(d)(1)	6.01(c)(1)
	(d)(2)	6.01(c)(2)
	(d)(3)	6.01(c)(3)
	(e)	5.14
s316	(a)(1)(A)	5.02 and 5.12
	(a)(1)(B)	5.13
	(a)(2)	Not applicable
	(b)	5.07
	(c)	1.04(a)
s317	(a)(1)	5.03
	(a)(2)	5.04
	(b)	10.03
s318	(a)	1.07

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be part of this Senior Indenture.

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ARTICLE One
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

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(continued)

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(continued)

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This is a SENIOR INDENTURE dated as of [      ], [       ], between Prudential plc, a public limited company duly organized and existing under the laws of England and Wales and having its principal office at 13th Floor, One International Financial Centre, 1 Harbour View Street, Central, Hong Kong (hereinafter called the “Issuer”), and [                  ] having its principal office at the Corporate Trust Office (as such term is defined below), as Senior Trustee (hereinafter called the “Senior Trustee”).

RECITALS OF THE ISSUER

The Issuer deems it necessary to issue from time to time for its lawful purposes securities in registered form (hereinafter called the “Securities”) evidencing its unsecured indebtedness and has duly authorized the execution and delivery of this Senior Indenture to provide for the issuance from time to time of the Securities, unlimited as to principal amount, to have such titles, to bear such rates of interest, to mature at such time or times and to have such other provisions as shall be established as hereinafter provided.

All things necessary to make this Senior Indenture a valid agreement of the Issuer, in accordance with its terms, have been done, and the Issuer proposes to do all things necessary to make the Securities, when executed by the Issuer and authenticated and delivered by the Senior Trustee hereunder and duly issued by the Issuer, the valid obligations of the Issuer as hereinafter provided.

This Senior Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder that are required to be part of this Senior Indenture and, to the extent applicable, shall be governed by such provisions.

NOW THEREFORE, THIS SENIOR INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE One

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01  Definitions.

For all purposes of this Senior Indenture and all Securities issued hereunder, except as otherwise expressly provided herein, in one or more indentures supplemental hereto or in an Officers’ Certificate pursuant to Section 3.01 or unless the context otherwise requires:

(1)      the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)      all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)      all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United Kingdom, and the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United Kingdom at the date or time of such computation; and

(4)      the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Senior Indenture as a whole and not to any particular Article, Section or other subdivision.

Certain terms, used principally in Article Three and Article Six, are defined in those Articles.

“Act”, when used with respect to any Holder, has the meaning specified in Section 1.04.

“Additional Amounts” has the meaning specified in Section 10.08.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Auditors” means the auditors for the time being of the Issuer, or if there shall be joint auditors of the Issuer, any one or more of such joint auditors.

“Authenticating Agent” means any Person authorized to authenticate and deliver Securities in the name of and as the agent of, the Senior Trustee for the Securities of any series pursuant to Section 3.14.

“Bankruptcy Law” means any bankruptcy, insolvency, reorganization or other similar law of the United States or any State thereof, England or Wales or any other applicable country or jurisdiction.

“Board of Directors” means the board of directors of the Issuer or any duly authorized committee of that board or any director or directors and/or officer or officers of the Issuer to whom that board or committee shall have duly delegated its authority.

“Board Resolution” means (i) a copy of a resolution certified by a director, the company secretary or a deputy or assistant company secretary of the Issuer to have been duly adopted by the Board of Directors or an authorized committee thereof and to be in full force and effect on the date of such certification, or (ii) a certificate signed by the director or directors and/or officer or officers to whom the Board of Directors of the Issuer shall have duly delegated its authority, and, in each case, delivered to the Senior Trustee for the Securities of any series.

“Business Day”, when used with respect to any particular Place of Payment, means, unless otherwise specified in the Securities of a series, each day, other than a Saturday or Sunday, which is not a day on which commercial banking institutions in the City of New York or in London, England or in the applicable Place of Payment are authorized or required by law, regulation or executive order to close, and shall otherwise mean each day, other than a Saturday or Sunday, which is not a day on which banking institutions, at the place where any specified act pursuant to this Senior Indenture is to occur, are authorized or required by law, regulation or executive order to close.

“Certificate of a Firm of Independent Public Accountants” means a certificate in form and substance reasonably acceptable to the Senior Trustee signed by a firm of independent public accountants of nationally recognized standing in the country of organization of the Issuer selected by the Issuer and reasonably acceptable to the Senior Trustee, which may include the Auditors of the Issuer.

“Commission” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act (as defined below), or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“Corporate Trust Office” means the office of the Senior Trustee for Securities of any series at which at any particular time its corporate trust business shall be principally administered, which office of [              ], at the date of the execution of this Senior Indenture, is located at [                            ], or such other address as the Senior Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust officer of any successor Senior Trustee (or such other address as such successor Senior Trustee may designate from time to time by notice to the Holders and the Issuer).

“corporation” includes corporations, associations, companies and business trusts.

“Defaulted Interest” has the meaning specified in Section 3.07.

“Depositary” means, with respect to the Securities of any series issuable or issued in the form of a global Security, the Person designated as Depositary by the Issuer pursuant to Section 3.01 until a successor Depositary shall have become such pursuant to the applicable provisions of this Senior Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any such series shall mean each Depositary with respect to the Securities of that series.

“Discounted Security” means any Security which provides for an amount (excluding any amounts attributable to accrued but unpaid interest thereon) less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02.

“Dollars” and the sign “$” mean the currency of the United States that as at the time of payment is legal tender for the payment of public and private debts.

“Event of Default” has the meaning specified in Section 5.01.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Foreign Currency” means a currency issued and actively maintained as a country’s or countries’ recognized unit of domestic exchange by the government of any country other than the United States.

“Holder”, when used with respect to any Security, means the Person in whose name a Security is registered in the Security Register.

“Indebtedness for Moneys Borrowed” means the principal amount of (i) all moneys borrowed and (ii) all debentures (together in each case with any fixed or minimum premium payable on final redemption or repayment) which neither the Issuer nor any Subsidiary beneficially owns for the time being.

“interest”, when used with respect to a Discounted Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Payment Date”, when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Issuer” means the Person named as an “Issuer” in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Senior Indenture, and thereafter “Issuer” shall mean such successor corporation.

“Issuer Request” and “Issuer Order” mean, respectively, a written request or order (a) signed in the name of the Issuer by (i) any two of its chairman of the board, deputy chairman of the board, group chief executive officer, treasurer, group finance director or director group finance and risk, (ii) any one of the foregoing Persons together with any company secretary or deputy or assistant company secretary of the Issuer, or (iii) any two Persons designated by the Issuer in an Issuer Order previously delivered to the Senior Trustee for Securities of any series and (b) delivered to the Senior Trustee and/or Paying Agent, as the case may be, for Securities of any series in accordance with the provisions of this Senior Indenture.

“Market Exchange Rate” means, unless otherwise specified in the Securities of a series, (i) for any conversion involving a currency unit on the one hand and Dollars or any Foreign Currency on the other, the exchange rate between the relevant currency unit and Dollars or such Foreign Currency calculated by the method specified pursuant to Section 3.01 for the Securities of the relevant series and (ii) for any conversion of Dollars into any Foreign Currency or for any conversion of one Foreign Currency into Dollars or another Foreign Currency, the spot rate at noon local time in the relevant market at which, in accordance with normal banking procedures, the Dollars or Foreign Currency into which conversion is being made could be purchased with the Dollars or Foreign Currency from which conversion is being made from major banks located in either New York City, New York, London, England, or any other principal market for Dollars or such Foreign Currency, in each case determined by the Issuer. In the event of the unavailability of any of the exchange rates provided for in the foregoing clauses (i) and (ii), the Issuer shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in New York City, New York, London, England, or other principal market for such currency or currency unit in question, or such other quotations as the Issuer shall deem appropriate. Unless otherwise specified by the Issuer, if there is more than one market for dealing in any currency or currency unit by reason of foreign exchange regulations or otherwise, the market to be used in respect of such currency or currency unit shall be that upon which a nonresident issuer of securities designated in such currency or currency unit would purchase such currency or currency unit in order to make payments in respect of such securities. For purposes of this definition, a “nonresident issuer” shall mean an issuer that is not a resident of the country or countries that issue such currency or whose currencies are included in such currency unit.

“Maturity”, when used with respect to any Security, means the date on which the principal (or, if the context so requires, lesser amount in the case of Discounted Securities) of (or premium, if any, on) that Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, request for redemption, repayment at the option of the Holder, pursuant to any sinking fund provisions or otherwise.

“Officers’ Certificate” means a certificate of the Issuer signed by (i) any two of its chairman of the board, deputy chairman of the board, group chief executive officer, treasurer, group finance director or director group finance and risk or (ii) any one of the foregoing Persons together with any company secretary or deputy or assistant company secretary of the Issuer, and delivered in form and substance reasonably acceptable to the Senior Trustee and/or Paying Agent, as the case may be, for the Securities of any series in accordance with the provisions of this Senior Indenture.

“Opinion of Counsel” means a written opinion of legal counsel in form and substance reasonably acceptable to the Senior Trustee for the Securities of any series, which legal counsel shall be reasonably acceptable to the Senior Trustee and who may be regular outside counsel to the Issuer.

“Outstanding”, when used with respect to the Securities, means, as of the date of determination, all Securities which have been authenticated and delivered under this Senior Indenture, except:

(1)      Securities which have been cancelled by the Senior Trustee for such Securities or delivered to such Senior Trustee for cancellation;

(2)      Securities or portions thereof for whose payment or redemption money in the necessary amount has been deposited with or to the order of the Senior Trustee for such Securities or any Paying Agent (other than the Issuer or any other obligor upon the Securities) in trust or set aside and segregated in trust by the Issuer or any other obligor upon the Securities (if the Issuer or any other obligor upon the Securities shall act as its own Paying Agent) for the Holders of such Securities; provided, however, that, if such Securities or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Senior Indenture, or provision therefor satisfactory to such Senior Trustee has been made unless, in each case, there is a default in such payment or redemption; and

(3)      Securities which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Senior Indenture, other than any such Securities in respect of which there shall have been presented proof reasonably satisfactory to the Issuer and the Senior Trustee for such Securities that any such Securities are held by bona fide holders in due course; provided, however, that in determining whether the Holders of the requisite aggregate principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver or taken any other action hereunder (a) Securities owned by the Issuer or any other obligor upon the Securities or any Affiliate of the Issuer or such other obligor shall be disregarded and deemed not to be Outstanding, except that, (i) in determining whether the Senior Trustee for such Securities shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or action, only Securities which a Responsible Officer of such Senior Trustee actually knows to be so owned shall be so disregarded and (ii) Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of such Senior Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon the Securities or any Affiliate of the Issuer or of such other obligor and (b) the principal amount of a Discounted Security that shall be deemed to be Outstanding for such purposes shall be equal to the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration pursuant to Section 5.02.

“Paying Agent” means any Person authorized by the Issuer to pay the principal of (and premium, if any, on) or interest, if any, on, and any Additional Amounts in respect of, any Securities on behalf of the Issuer and shall include the Senior Trustee.

“Payment Day” means any day which is, subject to the provisions of Section 1.13, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and Foreign Currency deposits) in London, England and the City of New York.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

“Place of Payment”, when used with respect to the Securities of any series, means the place or places where the principal of (and premium, if any, on) and interest, if any, on, and any Additional Amounts in respect of, the Securities of that series are payable, as contemplated by Section 3.01.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by that particular Security, and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

“Redemption Date”, when used with respect to any Security to be redeemed in whole or in part, means the date fixed for such redemption by or pursuant to this Senior Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means, unless otherwise specified in the Securities of a series, the aggregate of the amounts payable on redemption being the principal amount plus accrued interest.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series, means the date, if any, specified for that purpose as contemplated by Section 3.01.

“Relevant Date” means the date on which a payment first becomes due and payable, except that, if the full amount of the monies payable has not been received by the relevant Paying Agent or the relevant Senior Trustee on or prior to such due date, it means the first date on which, the full amount of such monies having been so received and being available for payment to Holders of the relevant Security, notice to that effect shall have been duly given to the Holders of the relevant Security.

“Relevant Indebtedness” means any Indebtedness for Moneys Borrowed (other than indebtedness in the form of Sterling Debenture Stock or indebtedness which has a stated maturity not exceeding one year) which is in the form of, or represented or evidenced by, bonds, notes, debentures, loan stock or other securities which, with the Issuer’s agreement or the agreement of any relevant Subsidiary, as the case may be, are quoted, listed, dealt in or traded on a stock exchange or over the counter or other recognized securities market (whether or not distributed by way of private placement) excluding any Indebtedness for Moneys Borrowed in respect of which the person to whom such indebtedness is owed has no recourse whatsoever to Prudential plc for repayment other than recourse for amounts limited to the cash flow or net cash flow (other than historic cash flow or historic net cash flow) from such asset.

“Responsible Officer”, when used with respect to the Senior Trustee for any series of Securities, means any officer of such Senior Trustee assigned to administer its corporate trust matters or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject, and in such case, who shall have direct responsibility for the day to day administration of this Senior Indenture.

“Securities” means securities in registered form evidencing unsecured indebtedness of the Issuer authenticated and delivered under this Senior Indenture and registered in the Security Register.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.05.

“Senior Indenture” means this instrument as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and, unless the context otherwise requires, shall include the terms of a particular series of Securities established as contemplated by Section 3.01.

“Senior Trustee” means the Person named as the “Senior Trustee” in the first paragraph of this instrument and, subject to the provisions of Article Six hereof, shall also include its successors and assigns as Senior Trustee hereunder. If there shall be at one time more than one Senior Trustee hereunder, “Senior Trustee” shall mean each such Senior Trustee and shall apply to each such Senior Trustee only with respect to those series of Securities with respect to which it is serving as Senior Trustee.

A “series” of Securities means all Securities denoted as part of the same series authorized by or pursuant to a particular Board Resolution or a particular indenture supplemental hereto.

“Special Record Date” for the payment of any Defaulted Interest on the Securities of any series means a date fixed by the Issuer for such series pursuant to Section 3.07.

“Stated Maturity”, when used with respect to any Security or any installment of principal thereof (or premium, if any, thereon) or interest, if any, thereon, means the date specified in such Security as the fixed date on which the principal of such Security (or premium, if any, thereon) or such installment of principal (or premium, if any, thereon) or interest is due and payable.

“Sterling” and the sign “£” mean United Kingdom Pounds Sterling.

“Sterling Debenture Stock” means secured loan stock in registered form or to be in registered form, listed on the London Stock Exchange, denominated in or payable in Sterling and initially primarily distributed to investors in the United Kingdom.

“Stock Exchange”, unless specified otherwise with respect to any particular series of Securities, means any stock exchange or securities association upon which any Securities of that series are duly listed.

“Subsidiary” means a company which is for the time being a subsidiary of the Issuer, within the meaning of Section 1162 of the Companies Act 2006 of the United Kingdom.

“Tax Event” means an event where the Issuer determines that, as a result of any actual or proposed change in, or amendment to, the laws, regulations or treaties of the United Kingdom or Hong Kong or any political sub-division thereof or any authority therein or thereof having power to tax, or in the application or interpretation of such laws, regulations or treaties, in making any interest payments in respect of a Security, it has paid, or it will or would on the next interest payment date be required to pay, Additional Amounts and the same cannot be avoided by using reasonable measures available to it.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended, as in force at the date as of which this instrument was executed, or, with respect to a Board Resolution, Officers’ Certificate or supplemental indenture, as applicable, pursuant to which a series of Securities is established pursuant to Section 3.01, as in force at the date at which such Board Resolution, Officers’ Certificate or supplemental indenture, as applicable, is executed.

“United Kingdom” and “U.K.” mean the United Kingdom of Great Britain and Northern Ireland.

“United States” and “U.S.” mean, unless otherwise specified with respect to the Securities of a series pursuant to Section 3.01, the United States of America (including the States and the District of Columbia), its territories, its “possessions” (which include at the date of this Senior Indenture Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands) and other areas subject to its jurisdiction.

“U.S. Government Obligations” means non-callable (i) direct obligations (or certificates representing an ownership interest in such obligations) of the United States for which its full faith and credit are pledged or (ii) obligations of a Person controlled or supervised by, and acting as an agency or instrumentality of, the United States, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States.

“Yield to Maturity”, when used with respect to any Discounted Security, means the yield to maturity, if any, set forth in such Discounted Security.

Section 1.02  Compliance Certificates and Opinions.

Upon any application or request by the Issuer to the Senior Trustee for any series of Securities to take any action under any provision of this Senior Indenture, the Issuer shall furnish to such Senior Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Senior Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, provided that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Senior Indenture relating to such particular application or request, the requirements hereof and thereof may be satisfied by the same documents as contemplated by Section 1.03 such that no duplicate certificate or opinion need be furnished.

Every certificate (other than certificates provided pursuant to Section 10.04) or opinion with respect to compliance with a condition or covenant provided for in this Senior Indenture shall include the following (or such other statements or information as the Senior Trustee may reasonably request):

(1)      a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

(2)      a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)      a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and

(4)      a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03  Form of Documents Delivered to Senior Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any of a number of specified Persons, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to matters upon which his certificate or opinion is based are erroneous.

Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Senior Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04  Acts of Holders; Communication by Holders with Other Holders.

(a)      Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Senior Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Senior Trustee for the appropriate series of Securities and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Senior Indenture and (subject to Sections 6.01 and 6.03) conclusive in favor of the Senior Trustee for the appropriate series of Securities, the Issuer and any agent of such Senior Trustee or the Issuer, if made in the manner provided in this Section.

The Issuer may set at its discretion a record date for purposes of determining the identity of Holders of Securities entitled to vote or consent to any action by vote or consent authorized or permitted under this Senior Indenture, but the Issuer shall have no obligation to do so. If not set by the Issuer prior to the first solicitation of Holders of Securities of such series made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day prior to the first solicitation of such vote or consent or, if later, the date of the most recent list of Holders furnished to the Senior Trustee prior to such solicitation pursuant to Section 7.01. Upon the fixing of such a record date, those persons who were Holders of Securities at such record date (or their duly designated proxies), and only those persons, shall be entitled with respect to such Securities to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.

(b)      Subject to Sections 6.01 and 6.03, the fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public, commissioner for oaths or other officer authorized by law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or association or a member of a partnership, or an official of a public or governmental body, on behalf of such corporation, association, partnership or public or governmental body or by a fiduciary, such certificate or affidavit shall also constitute sufficient proof of this authority.

(c)      Subject to Sections 6.01 and 6.03, the fact and date of the execution by any Person of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Senior Trustee for the appropriate series of Securities deems sufficient.

(d)      The principal amount and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

(e)      In determining whether the Holders of the requisite aggregate principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver under this Senior Indenture, the principal amount of a Discounted Security that may be counted in making such determination and that shall be deemed to be Outstanding for such purposes shall be equal to the amount of the principal thereof that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02 at the time the taking of such action by the Holders of such requisite aggregate principal amount is evidenced to the Senior Trustee for such Securities.

(f)      Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Senior Trustee for such Securities, the Security Registrar, any Paying Agent or the Issuer in reliance thereon, whether or not notation of such action is made upon such Security.

Section 1.05  Notices, Etc., to Senior Trustee or Issuer.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Senior Indenture to be made upon, given or furnished to, or filed with:

(1)      the Senior Trustee for a series of Securities by any Holder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with such Senior Trustee at its Corporate Trust Office, “Attention: Agency & Trust – Prudential plc”; or

(2)      the Issuer by the Senior Trustee or any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if (a) addressed to Prudential plc, “Attention: Group Secretarial” and (b) in writing and mailed, first class postage prepaid, or hand delivered to the Issuer addressed to it at the address of its principal office specified in the first paragraph of this Senior Indenture or at any other address previously furnished in writing to such Senior Trustee by the Issuer, or if sent by facsimile transmission addressed to the Issuer at facsimile number + 44 20 7548 3739 or at any other facsimile number previously furnished in writing to such Senior Trustee by the Issuer.

Section 1.06  Notice to Holders; Waiver.

Where this Senior Indenture provides for notice to Holders of a series of Securities of any event, such notice shall be given (unless otherwise expressly provided herein or in the Securities of a series) in writing and mailed, first class postage prepaid, to each Holder, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

In any case where notice to Holders of Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Security shall affect the sufficiency of such notice with respect to other Holders of Securities. Any notice mailed in the manner prescribed by this Senior Indenture shall be deemed to have been given whether or not received by any particular Holder. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders of Securities by mail, then such notification as shall be made with the approval of the Senior Trustee for such Securities shall constitute a sufficient notification for every purpose hereunder.

Notwithstanding the first paragraph of this Section 1.06, if the entire principal amount of the Securities of a series or a portion thereof is represented by one or more global Securities held by a Depositary, all notices with respect to such entire principal amount or portion thereof, as the case may be, shall be sent only to such Depositary or its nominee, as the Holder, and such Depositary will communicate such notices to its participants in accordance with its standard procedures.

Where this Senior Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Senior Trustee for such Securities, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

A copy of any notice or communication sent by the Issuer to any Holder of Securities shall also be provided to the Senior Trustee for such Securities at the same time in the manner provided for notices to the Senior Trustee under Section 1.05.

Section 1.07  Conflict with Trust Indenture Act.

If any provision of this Senior Indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern this Senior Indenture, the latter provision shall control. If any provision of this Senior Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Senior Indenture as so modified or excluded, as the case may be.

Section 1.08  Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.09  Successors and Assigns; No Recourse Against Others.

(a)      All agreements of the Issuer in this Senior Indenture and the Securities shall bind its respective successors and assigns, whether so expressed or not. All agreements of the Senior Trustee in this Senior Indenture shall bind its successors and assigns, whether so expressed or not.

(b)      All liability of the Issuer described in the Securities insofar as it relates to any director, officer, employee or stockholder, as such, of the Issuer is waived and released by each Holder.

Section 1.10  Separability Clause.

In any case any provision in this Senior Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11  Benefits of Senior Indenture.

Nothing in this Senior Indenture or in the Securities, expressed or implied, shall give to any Person, other than the parties hereto (including their successors hereunder) and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Senior Indenture.

Section 1.12  Governing Law.

This Senior Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York, except as stated in Section 2.01.

Section 1.13  Non-Business Day.

Unless otherwise specified in the Securities of a series, in any case where any Interest Payment Date, Redemption Date or Stated Maturity of a Security of any particular series shall not be a Business Day at any Place of Payment with respect to Securities of that series, then (notwithstanding any other provision of this Senior Indenture) payment of principal (or, if the context so requires, lesser amount in the case of Discounted Securities) of (and premium, if any, on) and interest, if any, with respect to such Security need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be; and provided, further, that if such next succeeding Business Day at any Place of Payment would fall in the succeeding fiscal year of the Issuer, payment may be made in full on the immediately preceding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

Section 1.14  Immunity of Incorporators, Stockholders, Officers and Directors.

No recourse shall be had for the payment of the principal of (or premium, if any, on), or the interest, if any, on any Security of any series, or for any claim based thereon, or upon any obligation, covenant or agreement of this Senior Indenture or any indenture supplemental hereto, or any Security, or because of any indebtedness evidenced thereby, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Issuer or of any predecessor or successor corporations thereto, either directly or indirectly through the Issuer or any predecessor or successor corporations, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Senior Indenture and all the Securities of each series are solely corporate obligations, and that no personal liability whatsoever shall attach to, or is incurred by, any incorporator, stockholder, officer or director, past, present or future, of the Issuer or of any predecessor or successor corporations thereto, either directly or indirectly through the Issuer or any such predecessor or successor corporations, because of the incurring of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in this Senior Indenture or in any of the Securities of any series, as the case may be, or to be implied herefrom or therefrom; and that all such personal liability is hereby expressly released and waived as a condition of, and as part of the consideration for, the execution of this Senior Indenture and the issuance of the Securities of each series.

Section 1.15  Language of Notices, Etc.

Any request, demand, authorization, direction, notice, consent, waiver or other action required or permitted under this Senior Indenture shall be in the English language, and any published notice may also be in an official language of the country or province of publication.

Section 1.16  Appointment of Agent for Service.

By the execution and delivery of this Senior Indenture, the Issuer designates and appoints Cogency Global Inc. at 122 East 42nd Street, 18th Floor, New York, NY 10168, as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Securities or this Senior Indenture which may be instituted in any Federal or New York State Court located in the Borough of Manhattan, City and State of New York, but for that purpose only, and agrees that service of process upon said Cogency Global Inc., directed to the attention of the General Counsel and written notice of said service given by the Person serving the same to it, addressed as provided in Section 1.05, shall be deemed in every respect effective service of process upon it in any such suit or proceeding in any Federal or State court in such Borough, City and State. The Issuer hereby submits (for the purposes of any such suit or proceedings) to the jurisdiction of any such court in which any such suit or proceeding is so instituted, and irrevocably waives, to the fullest extent it may lawfully do so, any objection it may have now or hereafter to the laying of the venue of any such suit, action or proceeding in any such court and irrevocably waives, to the fullest extent it may lawfully do so, any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Such submission and waiver shall be irrevocable so long as any of the Securities remain Outstanding and such appointment shall be irrevocable until the appointment with due care of a reputable successor by the Issuer and such successor’s acceptance of such appointment. Upon such acceptance, the Issuer shall notify the Senior Trustee of the name and address of such successor. The Issuer further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of said Cogency Global Inc. or its successor in full force and effect so long as any of the Securities shall be Outstanding. The Senior Trustee shall not be obligated and shall have no responsibility with respect to any failure by the Issuer to take any such action.

The Issuer agrees, to the fullest extent that it lawfully may do so, that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Issuer and may be enforced in the courts of England and Wales (or any other courts to the jurisdiction of which the Issuer is subject) by a suit upon such judgment, provided that service of process is effected upon the Issuer in the manner specified in the foregoing paragraph or as otherwise permitted by law; provided, however, that the Issuer does not waive, and the foregoing provisions of this sentence shall not constitute or be deemed to constitute a waiver of, (i) any right to appeal any such judgment, to seek any stay or otherwise to seek reconsideration or review of any such judgment, (ii) any stay of execution or levy pending an appeal from, or a suit, action or proceeding for reconsideration of, any such judgment, or (iii) any other right or remedy of the Issuer to the extent not expressly waived in accordance with this Section.

Notwithstanding the foregoing, any actions arising out of or relating to the Securities or this Senior Indenture may be instituted by any party hereto and, subject to the limitations set forth in Article Five of this Senior Indenture, by the Holder of any Security in any competent court in England and Wales.

Nothing in this Section shall affect the right of the Senior Trustee or any Holder of any Security to serve process in any manner permitted by applicable law or limit the right of the Senior Trustee or any Holder of any Security to bring proceedings against the Issuer in the courts of any other jurisdiction or jurisdictions.

Section 1.17  Rules by the Senior Trustee and Agents.

The Senior Trustee may make reasonable rules for action by or a meeting of Holders. The Securities Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 1.18  Duplicate Originals.

The parties may sign any number of copies of this Senior Indenture. One signed copy is enough to prove this Senior Indenture.

ARTICLE Two

SECURITY FORMS

Section 2.01  Forms of Securities.

The Securities of each series shall be in such form or forms (including global form) as shall be established by or pursuant to a Board Resolution and, subject to Section 3.03, set forth in, or determined in the manner provided in, an Officers’ Certificate, or in an indenture supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Senior Indenture or any indenture supplemental hereto and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law, with any rule or regulation made pursuant thereto, with any rules of any securities exchange or of any automated quotation system or to conform to usage, as may, consistently herewith, be determined by the officers executing such Securities. Such execution of such Securities shall be conclusive evidence as regards the Issuer as to any such determination made by the Issuer.

The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner, all as determined by the officers executing such Securities. Such execution of such definitive Securities shall be conclusive evidence as regards the Issuer as to any such determination made by the Issuer.

Section 2.02  Form of Senior Trustee’s Certificate of Authentication.

Unless otherwise specified as contemplated by Section 3.01, the Certificate of Authentication on all Securities shall be in substantially the following form:

“This is one of the Securities referred to in the Senior Indenture described herein.

[ ]
as Senior Trustee

By
Authorized Officer
Dated

Section 2.03  Securities in Global Form.

If any Security of a series is issuable in global form, such Security may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be increased or reduced to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Senior Trustee or Security Registrar and in such manner as shall be specified in such Security. Any instructions by the Issuer with respect to a Security in global form, after its initial issuance, shall be in writing but need not comply with Section 1.02.

Unless otherwise specified in the Securities of a series, every global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE SENIOR INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM IN ACCORDANCE WITH THE TERMS HEREOF AND OF THE SENIOR INDENTURE, TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE OR TO THE DEPOSITORY TRUST COMPANY OR A SUCCESSOR THEREOF BY A NOMINEE OF THE DEPOSITORY TRUST COMPANY OR A SUCCESSOR THEREOF AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE SENIOR INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER ENTITY AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

ARTICLE Three

THE SECURITIES

Section 3.01  Title; Payment and Terms.

The aggregate principal amount of Securities which may be authenticated and delivered and Outstanding under this Senior Indenture is unlimited. The Securities may be issued up to the aggregate principal amount of Securities from time to time authorized by or pursuant to a Board Resolution of the Issuer.

The Securities will constitute direct, unsubordinated, unconditional and (except as provided in Section 10.06) unsecured obligations of the Issuer and will rank at least equally with all other unsecured and unsubordinated obligations of the Issuer (subject, in the event of insolvency, to laws of general applicability relating to or affecting creditors’ rights).

The Securities may be issued in one or more series. There shall be established in one or more Board Resolutions or pursuant to authority granted by one or more Board Resolutions and, subject to Section 3.03, set forth in, or determined in the manner provided in, an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series any or all of the following, as applicable (each of which, if so provided, may be determined from time to time by the Issuer with respect to unissued Securities of the series and set forth in such Securities of the series when issued from time to time):

(1)      the title of the Securities of that series (which shall distinguish the Securities of that series from all other series of Securities); if the Securities of that series will be in bearer rather than registered form, the forms, procedures and mechanics to be employed in connection therewith; any limit upon the aggregate principal amount of the Securities of that series which may be authenticated and delivered under this Senior Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of that series pursuant to Section 3.04, 3.05, 3.06, 9.06 or 11.07 and except for any Securities which, pursuant to Section 3.03, are deemed never to have been authenticated and delivered hereunder);

(2)      the percentage or percentages of principal amount at which the debt securities of the series will be issued;

(3)      certain dates or periods, including: (a) the original issue date or dates or periods during which the Securities of that series may be issued; (b) the date or dates (or manner of determining the same) on which, or the range of dates within which, the principal of (and premium, if any, on) the Securities of that series is payable; and (c) the record dates, if any, for the determination of Holders of Securities of such series to whom such principal (and premium, if any) is payable;

(4)      information with regard to interest, including: (a) the rate or rates (or the manner of calculation thereof, including any provisions for the increase or decrease of such rate or rates upon the occurrence of specific events) at which the Securities of that series shall bear interest (if any), or the discount, if any, at which any Discounted Securities may be issued; (b) the date or dates from which such interest shall accrue; (c) the Interest Payment Dates on which such interest shall be payable (or manner of determining the same); and (d) the Regular Record Date for the interest payable on any Securities on any Interest Payment Date;

(5)      the place or places where, subject to the provisions of Section 10.02: (a) the principal of (and premium, if any, on) and interest, if any, on Securities of that series shall be payable; (b) any Securities of that series may be surrendered for registration of transfer, any Securities of that series may be surrendered for exchange; and (c) notices and demands to or upon the Issuer in respect of the Securities of that series and this Senior Indenture may be served;

(6)      the terms and conditions, if any, upon which Securities of that series may be redeemed, purchased or repaid, in whole or in part, at the option of the Issuer or otherwise including the period or periods within which or manner of determining the same and the price or prices at which or manner of determining the same;

(7)      the obligation (which may be fixed or contingent upon events), if any, of the Issuer to redeem, purchase or repay Securities of that series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof, and the period or periods within which or manner of determining the same, the price or prices at which or manner of determining the same, and the terms and conditions upon which, Securities of that series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(8)      the minimum denomination or denominations in which any Securities of that series shall be issuable if other than integral multiples of $1,000;

(9)      if other than the principal amount thereof, the portion of the principal amount of Securities of that series which shall be payable upon a redemption prior to Maturity or a declaration of acceleration of the Maturity thereof pursuant to Section 5.02;

(10)      if other than as set forth in this Senior Indenture, any Events of Default and any covenants or agreements of the Issuer with respect to the Securities of that series, whether or not such Events of Default or covenants or agreements are consistent with the Events of Default or covenants or agreements set forth herein;

(11)      if a Person other than [                  ] is to act as Senior Trustee for the Securities of that series, the name and location of the Corporate Trust Office of such Senior Trustee and if other than such Senior Trustee, the identity of each Security Registrar and/or Paying Agent;

(12)      the index, if any, used to determine the amount of payments of principal of (and premium, if any, on) and interest, if any, on the Securities of that series;

(13)      if other than as set forth in Section 4.01, provisions for the satisfaction and discharge of this Senior Indenture with respect to the Securities of that series;

(14)      the date as of which any global Security representing Outstanding Securities of that series shall be dated if other than the date of original issuance of the first Security of that series to be issued;

(15)      the application, if any, of Sections 10.08 and 11.08 to the Securities of that series;

(16)      whether the Securities of the series shall be issued in whole or in part in the form of a global Security or Securities and, in such case, the Depositary for such global Security or Securities;

(17)      whether any legends shall be stamped or imprinted on all or a portion of the Securities of such series, and the terms and conditions upon which any such legends may be removed;

(18)      the form of the Securities of that series (including the terms and conditions of such Securities); and

(19)      any other terms of that series (which terms shall be consistent with the provisions of this Senior Indenture except as such terms are otherwise expressly provided for in an applicable Board Resolution or supplemental indenture executed hereunder with respect to such series).

All Securities of any particular series shall be identical except as to authentication date, public offering price, denomination and issue date, except as may otherwise be provided in or pursuant to such Board Resolutions and set forth in such Officers’ Certificates relating thereto or provided in or pursuant to any supplemental indenture hereto (provided that the Securities of a series shall be fungible with all other Securities of such series). The terms of such Securities may be determined by the Issuer from time to time if so provided in or established pursuant to the authority granted in the Board Resolutions. All Securities of any one series need not be issued at the same time, and unless otherwise provided, a series may be reopened for issuance of additional Securities of such series.

If any of the terms of the Securities of a series are established by action taken pursuant to one or more Board Resolutions, a copy of an appropriate record of such action shall be certified by an appropriate officer of the Issuer and delivered to the Senior Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of such Securities.

Prior to the delivery of a Security of any series in any such form to the Senior Trustee for authentication, the Issuer shall deliver to the Senior Trustee (and the Senior Trustee shall be fully protected in relying upon) an Issuer Order for the authentication and delivery of such Securities and the following:

(1)      the Board Resolution, the Officers’ Certificate and the supplemental indenture, as applicable, by or pursuant to which such form of Security have been approved;

(2)      an Officers’ Certificate of the Issuer dated the date such certificate is delivered to the Senior Trustee stating that all conditions precedent provided for in this Senior Indenture relating to the authentication and delivery of such Securities in such form have been complied with; and

(3)      an Opinion of Counsel stating that such Securities when authenticated and delivered by the Senior Trustee and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Issuer enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Section 3.02  Denominations and Currencies.

Unless otherwise provided with respect to any series of Securities as contemplated by Section 3.01, any Securities of a series shall be issuable in denominations of $1,000 and any integral multiple thereof; provided, however, that Securities may be issuable in denominations of less than $1,000 solely to the extent necessary to accommodate book-entry positions that have been created in denominations of less than $1,000 by the Depositary.

Section 3.03  Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Issuer by any of two of its directors or by one director and the company secretary of the Issuer. The signature of any of these officers on the Securities may be manual or facsimile or, as and to the extent required by the Depositary, manual.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Senior Indenture, the Issuer may deliver Securities of any series as executed by the Issuer to the Senior Trustee for the Securities of such series for authentication, together with an Issuer Order for the authentication and delivery of such Securities, and such Senior Trustee, in accordance with such Issuer Order, shall authenticate and deliver such Securities. If any Security shall be represented by a global Security, then, for purposes of this Section and Section 3.04, the notation of a beneficial owner’s interest therein upon original issuance of such Security shall be deemed to be delivery in connection with the original issuance of such beneficial owner’s interest in such global Security. If all the Securities of any one series are not to be issued at one time and if a Board Resolution or indenture supplemental hereto relating to such Securities shall so permit, such Issuer Order may set forth procedures acceptable to the Senior Trustee for the issuance of such Securities, including without limitation, procedures with respect to interest rate, Stated Maturity, date of issuance and date from which interest, if any, shall accrue. Such procedures may authorize authentication and delivery pursuant to electronic instruction from the Issuer or its duly authorized agent.

Notwithstanding any contrary provision herein, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Board Resolution and/or indenture supplemental hereto, Officers’ Certificate and Opinion of Counsel otherwise required pursuant to Sections 1.02 and 3.01 at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued; provided that it shall be necessary to deliver such documents in connection with any reopening of a series of Securities.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Senior Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by manual signature by the Senior Trustee for such Security or in the name of such Senior Trustee by any Authenticating Agent pursuant to Section 3.14, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Security to the Senior Trustee for cancellation as provided in Section 3.09, for all purposes of this Senior Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Senior Indenture.

Any global Security shall, unless otherwise provided therein, be delivered to a Depositary designated pursuant to Section 3.01. Each Depositary designated pursuant to Section 3.01 for a global Security must at the time of its designation and at all times while it serves as such Depositary be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

The Senior Trustee shall have the right to decline to authenticate and deliver any Securities if the Senior Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Senior Trustee in good faith shall determine that such action would expose the Senior Trustee to personal liability to existing Holders or would affect the Senior Trustee’s own rights, duties or immunities under the Securities, this Senior Indenture or otherwise in a manner which is not reasonably acceptable to the Senior Trustee acting in good faith.

Section 3.04  Temporary Securities and Exchange of Securities.

Pending the preparation of definitive Securities of any particular series, the Issuer may execute, and upon an Issuer Order the Senior Trustee for the Securities of such series shall authenticate and deliver, in the manner specified in Section 3.03, temporary Securities which are printed, lithographed, typewritten, photocopied or otherwise produced in any authorized denomination, with like terms and conditions as the definitive Securities of the series in lieu of which they are issued, in registered form and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine. Such execution of such Securities shall be conclusive evidence as regards the Issuer as to any such determination made by the Issuer.

If temporary Securities of any particular series are issued, the Issuer will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of such definitive Securities, the temporary Securities of such series shall be exchangeable for such definitive Securities and of a like Stated Maturity and with like terms and provisions upon surrender of the temporary Securities of such series at the office or agency of the Issuer in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any particular series, the Issuer shall execute and (in accordance with an Issuer Order delivered at or prior to the authentication of the first definitive Security of such series) the Senior Trustee for the Securities of such series shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations of the same series and of a like Stated Maturity and with like terms and provisions. Until exchanged as hereinabove provided, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Senior Indenture as definitive Securities of the same series authenticated and delivered hereunder, with like terms and conditions, except where specified therein with respect to certification requirements prior to payment of interest in certain cases.

Section 3.05  Registration, Registration of Transfer and Exchange.

The Issuer shall cause to be kept for the Securities of each series a security register (such security register or registers herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Securities and of transfers of Securities. Unless and until otherwise determined by the Issuer, the Senior Trustee shall act as Security Registrar (the “Security Registrar”) and the Security Register shall be kept at the Corporate Trust Office of the Senior Trustee. At all reasonable times, the Security Register shall be open for inspection by the Issuer and the Issuer and its duly authorized agents. The Issuer may appoint co-Security Registrars; provided that at any given time there shall be only one Security Register with respect to a series of Securities. In acting hereunder and in connection with the Securities, the Security Registrar shall act solely as agent of the Issuer and will not thereby assume any obligations towards or relationship of agency or trust for or with any Holder.

Upon surrender for registration of transfer of any Security of any particular series at the office or agency of the Issuer in a Place of Payment for that series, the Issuer shall execute, and upon an Issuer Order the Senior Trustee for the Securities of each series shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations, and of a like Stated Maturity and of a like series and aggregate principal amount and with like terms and conditions.

Except as set forth below, at the option of the Holder, Securities of any particular series may be exchanged for other Securities of any authorized denominations and of a like Stated Maturity and of a like series and aggregate principal amount and with like terms and conditions, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Issuer shall execute, and upon an Issuer Order the Senior Trustee for such Securities shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

Notwithstanding any other provision of this Section or Section 3.04, unless and until it is exchanged in whole or in part for Securities in definitive form, a global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

If at any time the Depositary for Securities of a series notifies the Issuer that it is unwilling or unable to continue as Depositary for the Securities of such series or if at any time the Depositary for the Securities for such series shall no longer be eligible under Section 3.03, the Issuer shall appoint a successor Depositary with respect to the Securities for such series. If a successor Depositary for the Securities of such series is not appointed by the Issuer within 120 days after the Issuer receives such notice or becomes aware of such ineligibility, the Issuer’s election pursuant to Section 3.01 shall no longer be effective with respect to the Securities for such series and the Issuer will execute, and the Senior Trustee, upon receipt of an Issuer Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver Securities of such series in definitive form, in an aggregate principal amount equal to the principal amount of the global Security or Securities representing such series in exchange for such global Security or Securities.

The Issuer may at any time and in its sole discretion determine that the Securities of any series issued in the form of one or more global Securities shall no longer be represented by such global Security or Securities. In such event the Issuer will execute, and the Senior Trustee, upon receipt of an Issuer Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver Securities of such series in definitive form and in an aggregate principal amount equal to the principal amount of the global Security or Securities representing such series in exchange for such global Security or Securities.

If specified by the Issuer pursuant to Section 3.01 with respect to a series of Securities, the Depositary for such series of Securities may surrender a global Security for such series of Securities in exchange in whole or in part for Securities of such series of like tenor and terms, and in definitive form, on such terms as are acceptable to the Issuer and such Depositary. Thereupon the Issuer shall execute, and the Senior Trustee upon an Issuer Order shall authenticate and deliver, without service charge but at the expense of the Issuer, (i) to each Person specified by such Depositary, a new Security or Securities of the same series, of like tenor and terms and of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the global Security; and (ii) to such Depositary, a new global Security of like tenor and terms and in a denomination equal to the difference, if any, between the principal amount of the surrendered global Security and the aggregate principal amount of Securities delivered to Holders thereof.

Upon the exchange of a global Security for Securities in definitive form, such global Security, if so exchanged in its entirety, shall upon an Issuer Order be cancelled by the Senior Trustee. Securities issued in exchange for a global Security pursuant to this Section 3.05 shall be registered in such names and in such authorized denominations as the Depositary for such global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Senior Trustee in writing. The Senior Trustee shall deliver, or cause to be delivered, such Securities to the persons in whose names such Securities are so requested.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Senior Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or exchange shall (if so required by the Issuer or the Senior Trustee for such Security) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar for such series duly executed, by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made to the Holders for any registration of transfer or exchange of Securities, but the Issuer and/or the Senior Trustee may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of such Holder’s Securities, other than exchanges pursuant to Section 3.04, 9.06 or 11.07 not involving any transfer.

The Issuer shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of that series selected for redemption under Section 11.04 and ending at the close of business on the day of the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Security so selected for redemption as a whole or in part, except the unredeemed portion of any Security being redeemed in part.

Section 3.06  Mutilated, Destroyed, Lost and Stolen Securities.

If (i) any mutilated Security is surrendered to the Senior Trustee for such Security, or the Issuer and the Senior Trustee for a Security receive evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) there is delivered to the Issuer and the Senior Trustee such security and/or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of written notice to the Issuer or the Senior Trustee that such Security has been acquired by a bona fide purchaser, the Issuer shall execute and upon Issuer Request such Senior Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security or in exchange for such mutilated Security, a new Security of the same series and in a like principal amount and of a like Stated Maturity and with like terms and conditions and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Security, pay such Security (without surrender thereof except in the case of a mutilated Security) if the applicant for such payment shall furnish to the Issuer and the Senior Trustee for such Security such security and/or indemnity as may be required by them to save each of them harmless, and in case of destruction, loss or theft, evidence satisfactory to the Issuer and such Senior Trustee and any agent of any of them of the destruction, loss or theft of such Security and the ownership thereof.

Upon the issuance of any new Security under this Section, the Issuer may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including all fees and expenses of the Senior Trustee for such Security) connected therewith.

Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security or in exchange for any mutilated Security, shall constitute an original additional contractual obligation of the Issuer whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Senior Indenture equally and proportionately with any and all other Securities of the same series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 3.07  Payment of Interest; Interest Rights Preserved.

Interest on any Security which is due and payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest payment; provided, however, that interest, if any, payable at Maturity will be payable to the Person to whom principal shall be payable.

Unless otherwise provided with respect to the Securities of any series, payment of interest may be made at the option of the Issuer by check mailed or delivered to the address of the Person entitled thereto as such address shall appear in the Security Register or by transfer to a bank account maintained by the payee.

Any interest on any Security of any particular series which is due and payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest shall be paid by the Issuer, at its election in each case, as provided in clause (1) or (2) below:

(1)      the Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of that series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Senior Trustee for the Securities of such series in writing at least 30 days prior to the date of the proposed payment of the amount of Defaulted Interest proposed to be paid on each Security of that series and the date of the proposed payment, and at the same time the Issuer shall deposit with such Senior Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to such Senior Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. The Issuer shall fix a Special Record Date, and promptly give notice thereof to the Senior Trustee, for the payment of such Defaulted Interest, which shall not be more than 15 days and not less than 10 days prior to the date of the proposed payment and shall not be less than 10 days after the receipt by such Senior Trustee of the notice of the proposed payment. The Issuer, or such Senior Trustee, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of that series at his address as it appears in the Security Register no less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Securities of that series (or their respective Predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2); or

(2)      the Issuer may make payment of any Defaulted Interest on Securities of any particular series in any other lawful manner not inconsistent with the requirements of any Stock Exchange on which the Securities may be listed, and upon such notice as may be required by such Stock Exchange, unless, after notice is given by the Issuer to the Senior Trustee for the Securities of such series of such proposed manner of payment pursuant to this clause, such manner of payment shall be deemed impracticable by such Senior Trustee.

Subject to the foregoing provisions of this Section and Section 3.05, each Security delivered under this Senior Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 3.08  Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Issuer, the Senior Trustee for such Security and any agent of the Issuer or such Senior Trustee may treat the Person in whose name any such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any, on) and (subject to Section 3.07) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Issuer, such Senior Trustee or any agent of the Issuer or such Senior Trustee shall be affected by notice to the contrary.

None of the Issuer, the Senior Trustee, any Paying Agent or the Security Registrar will have any responsibility or obligation to any beneficial owner of a global Security, a member of, or a participant in, the Depositary for such global Security or other Person with respect to the accuracy of the records of the Depositary for such global Security or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary for such global Security) of any notice (including any notice of redemption or purchase) or the payment of any amount or delivery of any Securities (or other security or property) under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary for such global Security or its nominee in the case of a global Security). The rights of beneficial owners in any global Security shall be exercised only through the Depositary for such global Security subject to the applicable rules and procedures of such Depositary. The Issuer, the Senior Trustee, any Paying Agent or the Security Registrar may rely and shall be fully protected in relying upon information furnished by the Depositary for such global Security with respect to its members, participants and any beneficial owners.

The Senior Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Senior Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among the Depositary for such global Security participants, members or beneficial owners in any global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Senior Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Senior Trustee nor any of its agents shall have any responsibility for any actions taken or not taken by the Depositary for such global security.

Section 3.09  Cancellation.

Unless otherwise specified in the Securities of a series, all Securities surrendered for payment, redemption, registration of transfer or exchange, or delivered in satisfaction of any sinking fund payment, shall, if surrendered to any Person other than the Senior Trustee for such Securities, be delivered to such Senior Trustee and shall be promptly cancelled by it. The Issuer may at any time deliver to the Senior Trustee for Securities of a series for cancellation any Securities previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by such Senior Trustee. Notwithstanding any other provision of this Senior Indenture to the contrary, in the case of a series, all the Securities of which are not to be originally issued at one time, a Security of such series shall not be deemed to have been Outstanding at any time hereunder if and to the extent that, subsequent to the authentication and delivery thereof, such Security is delivered to the Senior Trustee for such Security for cancellation by the Issuer or any agent thereof upon the failure of the original purchaser thereof to make payment therefor against delivery thereof, and any Security so delivered to such Senior Trustee shall be promptly cancelled by it. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Senior Indenture. All cancelled Securities held by the Senior Trustee for such Securities shall be disposed of by the Senior Trustee in accordance with its standard procedures and a certificate of disposition evidencing such disposition of Securities shall be provided to the Issuer by the Senior Trustee, unless by an Issuer Order the Issuer shall direct that such cancelled Securities shall be returned to it. Global Securities shall not be disposed of until exchanged in full for definitive Securities or until payment thereon is made in full.

Section 3.10  Computation of Interest.

Except as otherwise specified as contemplated by Section 3.01 for Securities of any particular series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 3.11  Common Code, CUSIP or ISIN Numbers.

The Issuer in issuing any series of the Securities may use Common Code, CUSIP or ISIN numbers, if then generally in use, and thereafter with respect to such series, the Senior Trustee or Security Registrar may use such numbers in any notice of redemption with respect to such series provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or otherwise, and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Senior Trustee of any change in the Common Code, CUSIP or ISIN numbers.

Section 3.12  Authenticating Agents.

From time to time, the Senior Trustee for the Securities of any series may, subject to its sole discretion, and shall, upon receipt of an Issuer Order, and for such period as the Issuer shall elect, appoint one or more Authenticating Agents with respect to the Securities of such series, which may include any director or officer of the Issuer or any Affiliate or both of them, with power to act in the name of the Senior Trustee and subject to its direction in the authentication and delivery of Securities of such series in connection with transfers and exchanges under Sections 3.04, 3.05, 3.06 and 11.07 as fully to all intents and purposes as though such Authenticating Agent had been expressly authorized by those Sections of this Senior Indenture to authenticate and deliver Securities of such series. For all purposes of this Senior Indenture, the authentication and delivery of such Securities of such series by an Authenticating Agent for such Securities pursuant to this Section shall be deemed to be authentication and delivery of such Securities “by the Senior Trustee” for the Securities of such series. Any such Authenticating Agent shall (except in the case of the Issuer, an Affiliate, or an officer or director of the Issuer or an Affiliate) at all times be a corporation organized and doing business under the laws of the United States or of any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal, State or District of Columbia authority, as the case may be. If such corporation publishes reports of condition at least annually pursuant to law or the requirements of such supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent for any series of Securities shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any Authenticating Agent for any series of Securities may resign at any time by giving written notice of resignation to the Senior Trustee for such series and to the Issuer. The Senior Trustee for any series of Securities may at any time and shall, upon an Issuer Request, terminate the appointment of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Issuer in the manner set forth in Section 1.05. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent for any series of Securities shall cease to be eligible under this Section, the Senior Trustee for such series may and shall, upon an Issuer Request, appoint a successor Authenticating Agent, shall give written notice of such appointment to the Issuer and shall give written notice of such appointment to all Holders of Securities of such series in the manner set forth in Section 1.06. Any successor Authenticating Agent, upon acceptance of his appointment hereunder, shall become vested with all the rights, powers and duties of his predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Issuer agrees to pay to any corporation of which any director or officer has been appointed as Authenticating Agent for such series from time to time reasonable compensation for such services.

If an appointment with respect to one or more series of Securities is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Senior Trustee’s certificate of authentication, an alternate certificate of authentication substantially in the form specified in Section 2.02.

ARTICLE Four

SATISFACTION AND DISCHARGE

Section 4.01  Satisfaction and Discharge of Securities of any Series.

(a)      The Issuer shall be deemed to have satisfied and discharged the entire indebtedness on all the Securities of any particular series and, so long as no Event of Default shall be continuing, the Senior Trustee for the Securities of such series, upon an Issuer Request and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of such indebtedness, when:

(1)      either:

(A)      all Securities of such series theretofore authenticated and delivered (other than (i) any Securities of such series which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (ii) Securities of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in the last paragraph of Section 10.03) have been delivered to the Senior Trustee for the Securities of such series for cancellation; or

(B)      except as otherwise specified pursuant to Section 3.01 for the Securities of such series, with respect to all Outstanding Securities of such series described in (A) above not theretofore so delivered to the Senior Trustee for the Securities of such series for cancellation:

(i)      the Issuer has irrevocably deposited, or caused to be deposited, with the Senior Trustee for the Securities of such series as trust funds in trust an amount sufficient (without consideration of any reinvestment thereof) to pay and discharge the entire indebtedness on all such Outstanding Securities of such series for unpaid principal (and premium, if any) and interest, if any, to the Stated Maturity or any Redemption Date as contemplated by Section 4.02, as the case may be; or

(ii)      the Issuer has deposited, or caused to be deposited, with such Senior Trustee as obligations in trust such amount of U.S. Government Obligations as will, as evidenced by a Certificate of a Firm of Independent Public Accountants delivered to such Senior Trustee, together with the predetermined and certain income to accrue thereon (without consideration of any reinvestment thereof), be sufficient to pay and discharge when due the entire indebtedness on all such Outstanding Securities of such series for unpaid principal (and premium, if any) and interest, if any, to the Stated Maturity or Redemption Date as contemplated by Section 4.02, as the case may be; or

(iii)      the Issuer has deposited, or caused to be deposited, with such Senior Trustee in trust an amount equal to the amount referred to in clause (i) or (ii) in any combination of currency or currency unit or U.S. Government Obligations and has delivered a Certificate of a Firm of Independent Public Accountants to such Senior Trustee verifying that such combination of funds and U.S. Government Obligations will be sufficient to pay and discharge the entire indebtedness on all Outstanding Securities of such series for unpaid principal (and premium, if any) and interest, if any, to the Stated Maturity or any Redemption Date as contemplated by Section 4.02, as the case may be, taking into account the predetermined and certain income to accrue on such U.S. Government Obligations (but without any consideration of any reinvestment thereof) and without taking consideration of any reinvestment of any such funds;

(2)      the Issuer has paid or caused to be paid all other sums payable with respect to the Securities of such series;

(3)      the Issuer has delivered to such Senior Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the entire indebtedness on all Securities of such series have been complied with;

(4)      if the Securities of such series are not to become due and payable at their Stated Maturity within one year of the date of a deposit pursuant to Section 4.01(a)(1)(B) or are not to be called for redemption within one year of the date of such deposit under arrangements satisfactory to such Senior Trustee as of the date of such deposit, then the Issuer shall have given, not later than the date of such deposit, notice of such deposit to the Holders of such Securities; and

(5)      if the conditions set forth in Section 4.01(a)(1)(A) have not been satisfied, and unless otherwise specified pursuant to Section 3.01 for the Securities of such series, the Issuer has delivered to the Senior Trustee an Opinion of Counsel to the effect that (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Senior Indenture there has been a change in applicable United States Federal income tax law, in either case to the effect that, and based upon which such Opinion of Counsel shall confirm that, the beneficial owners of Securities of such series will not recognize income, gain or loss for United States Federal income tax purposes as a result of such deposit, satisfaction and discharge and will be subject to United States Federal income tax on the same amount and in the same manner and at the same time as would have been the case if such deposit, satisfaction and discharge had not occurred.

(a)      Upon the satisfaction of the conditions set forth in this Section 4.01 with respect to all the Securities of any series, the terms and conditions of the Securities of such series, including the terms and conditions with respect thereto set forth in this Senior Indenture, as applicable shall no longer be binding upon, or applicable to, the Issuer, and the Holder of the Securities of such series shall look for payment only to the funds or obligations deposited with the Senior Trustee pursuant to Section 4.01(a)(1)(B); provided, however, that in no event shall the Issuer be discharged from (i) any payment obligations in respect of Securities of such series which are deemed not to be Outstanding under clause (3) of the definition thereof if such obligations continue to be valid obligations of the Issuer under applicable law, (ii) any obligations under Sections 4.02(b), 6.07 and 6.10 and (iii) any obligations under Sections 3.04, 3.05 and 3.06 (except that Securities of such series issued upon registration of transfer or exchange or in lieu of mutilated, destroyed, lost or stolen Securities shall not be obligations of the Issuer) and Sections 3.11, 5.16, 7.01 and 10.02; and provided, further, that in the event a petition seeking relief under any applicable Bankruptcy Law is filed and not discharged with respect to the Issuer within 123 days after the deposit, the entire indebtedness on all Securities of such series shall not be discharged, and in such event the Senior Trustee shall return such deposited funds or obligations as it is then holding to the Issuer upon an Issuer Request.

Section 4.02  Application of Trust Money.

(a)      All money and obligations deposited with the Senior Trustee for any series of Securities pursuant to Section 4.01 shall be held irrevocably in trust and shall be made under the terms of an escrow trust agreement in form satisfactory to such Senior Trustee. Such money and obligations shall be applied by such Senior Trustee, in accordance with the provisions of the Securities, this Senior Indenture and such escrow trust agreement, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as such Senior Trustee may determine, to the Persons entitled thereto, of the principal of (and premium, if any, on) and interest, if any, on the Securities for the payment of which such money and obligations have been deposited with such Senior Trustee. If Securities of any series are to be redeemed prior to their Stated Maturity, whether pursuant to any optional redemption provisions or in accordance with any mandatory sinking fund requirement, the Issuer shall make such arrangements as are satisfactory to the Senior Trustee for any series of Securities for the giving of notice of redemption by such Senior Trustee in the name, and at the expense, of the Issuer.

(b)      The Issuer shall pay and shall indemnify the Senior Trustee for any series of Securities against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations deposited pursuant to Section 4.01 or the interest and principal received in respect of such U.S. Government Obligations other than any such tax, fee or other charge which by law is payable by or on behalf of Holders; it being understood that the Senior Trustee shall bear no responsibility for any such tax, fee or other charge which by law is payable by or on behalf of Holders. The obligation of the Issuer under this Section 4.02(b) shall be deemed to be an obligation of the Issuer under Section 6.07(2).

(c)      Anything in this Article Four to the contrary notwithstanding, the Senior Trustee for any series of Securities shall deliver or pay to the Issuer from time to time upon an Issuer Request any money or U.S. Government Obligations held by it as provided in Section 4.01 which, as expressed in a Certificate of a Firm of Independent Public Accountants delivered to such Senior Trustee, are in excess of the amount thereof which would then have been required to be deposited for the purpose for which such money or U.S. Government Obligations were deposited or received.

Section 4.03  Satisfaction and Discharge of Senior Indenture.

Upon compliance by the Issuer with the provisions of Section 4.01 as to the satisfaction and discharge of each series of Securities issued hereunder, and if the Issuer has paid or caused to be paid all other sums payable under this Senior Indenture, this Senior Indenture shall cease to be of any other effect (except as otherwise provided herein). Upon an Issuer Request and receipt of an Opinion of Counsel and an Officers’ Certificate complying with the provisions of Section 1.02, the Senior Trustees for all series of Securities (at the expense of the Issuer) shall execute proper instruments acknowledging satisfaction and discharge of this Senior Indenture.

Notwithstanding the satisfaction and discharge of this Senior Indenture, any obligations of the Issuer under Sections 3.04, 3.05, 3.06, 4.02(b), 4.04, 5.16, 6.07, 6.10, 7.01 and 10.02 and the obligations of the Senior Trustee for any series of Securities under Section 4.02 and the rights and immunities of the Senior Trustee under this Senior Indenture shall survive.

Section 4.04  Reinstatement.

If the Senior Trustee for any series of Securities is unable to apply any of the amounts (for purposes of this Section 4.04, “Amounts”) or U.S. Government Obligations, as the case may be, described in Section 4.01(a)(1)(B)(i) or (ii), respectively, in accordance with the provisions of Section 4.01 by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, each of the obligations of the Issuer under this Senior Indenture and the Securities of such series shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.01 until such time as the Senior Trustee for such series is permitted to apply all such Amounts or U.S. Governmental Obligations, as the case may be, in accordance with the provisions of Section 4.01; provided, however, that if, due to the reinstatement of its rights or obligations hereunder, the Issuer has made any payment of principal of (or premium, if any, on) or interest, if any, on such Securities, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive payment from such Amounts or U.S. Government Obligations, as the case may be, held by the Senior Trustee for such series.

ARTICLE Five

REMEDIES

Section 5.01  Events of Default.

Unless otherwise provided for in the Board Resolution or supplemental indenture pursuant to Section 3.01 establishing the terms of a particular series of Securities, “Event of Default” wherever used herein with respect to any particular series of Securities means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)      the Issuer defaults in the timely payment of the principal of (or premium, if any, on) any Security of that series at its Maturity, or default is made on the payment of any interest due in respect of any Security of that series and, in each case such default continues for a period of 14 days from the due date for payment; or

(2)      the Issuer fails to perform or observe, or breaches any of its other covenants, obligations or warranties under this Senior Indenture in any material respect (other than an obligation which has expressly been included in this Senior Indenture solely for the benefit of series of Securities other than that series) or the Securities of that series and such failure continues for a period of 30 days after the date on which there has been given, by registered or certified mail, to the Issuer by the Senior Trustee, or to the Issuer and the Senior Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of such series, written notice specifying such default requiring the breach to be remedied; or

(3)      either a court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for the winding up of the Issuer; or

(4)      if the Issuer stops or threatens to stop payments to creditors generally or the Issuer ceases or threatens to cease to carry on its business or substantially the whole of the business of the Issuer (except for the purposes of, or in connection with, a reconstruction or amalgamation the terms of which have previously been approved in writing by the Holders of at least 75% in principal amount of the Outstanding Securities of that series; or

(5)      if an encumbrancer takes possession or an administrative or other receiver or an administrator is appointed of the whole or any substantial part of the undertaking, property and assets of the Issuer, or if a distress or execution is levied or enforced upon or sued out against the whole or any substantial part of the chattels or property of the Issuer and, in the case of any of the foregoing events, is not discharged within 60 days; or

(6)      if the Issuer is unable to pay its debts within the meaning of Section 123(2) of the Insolvency Act 1986 of the United Kingdom; or

(7)      if the Indebtedness for Moneys Borrowed of the Issuer, which indebtedness in respect of any single company has an outstanding aggregate principal amount of at least £30,000,000 (or its equivalent in any other currency or currencies) is not paid on its due date as extended by any applicable grace period and following a demand therefore, or is so declared to be or automatically becomes, due and payable prior to its stated maturity by reason of default or if any guarantee or indemnity in respect of Indebtedness for Moneys Borrowed of any third party that the Issuer has given (having in respect of any single company an outstanding aggregate principal amount as aforesaid) is not honored when due and called upon and, in any such case, the liability of the Issuer to make payment is not being contested in good faith.

The Issuer shall deliver to the Senior Trustee, as soon as possible and in any event within five days after the Issuer becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the nature and status of such Event of Default.

Section 5.02  Acceleration of Maturity; Rescission and Annulment.

If an Event of Default with respect to any particular series of Securities occurs and is continuing, the Senior Trustee for the Securities of such series or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series may exercise any right, power or remedy permitted by law, and shall have, in particular, without limiting the generality of the foregoing, the right to declare the entire principal amount of (including premium, if any, on), or (in the case of Discounted Securities) such lesser amount as may be provided for with respect to the Securities of such series, and unless otherwise provided in a Board Resolution or supplemental indenture pursuant to Section 3.01 hereof, any accrued but unpaid interest on, all the Outstanding Securities of that series to be due and payable immediately, by a notice in writing to the Issuer (and to the Senior Trustee if given by Holders). Upon any such declaration of acceleration such principal or such lesser amount, as the case may be, including premium, if any, thereon, together with any accrued interest and all other amounts owing thereunder and hereunder (with respect to such series of Securities), shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

At any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the Senior Trustee for the Securities of any series as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series, by written notice to the Issuer and such Senior Trustee, may rescind and annul such declaration and its consequences provided:

(1)      the Issuer has paid or deposited with such Senior Trustee a sum sufficient to pay:

(A)      all overdue interest on all Securities of that series;

(B)      the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon from the date such principal became due at a rate per annum equal to the rate borne by the Securities of such series (or, in the case of Discounted Securities, the Securities’ Yield to Maturity), to the extent that the payment of such interest shall be legally enforceable;

(C)      to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor or in the Securities of such series (or, unless otherwise specified pursuant to Section 3.01, in the case of Discounted Securities, the Securities’ Yield to Maturity); and

(D)      in Dollars, all sums paid or advanced by the Senior Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of such Senior Trustee, its agents and counsel and all other amounts then due to such Senior Trustee under Section 6.07;

and

(2)      all Events of Default with respect to the Securities of such series, other than the non-payment of the principal of (or premium, if any, on) Securities of that series which have become due solely by such acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 5.03  Collection of Indebtedness and Suits for Enforcement by Senior Trustee.

The Issuer covenants that if:

(1)      default is made in the payment of any interest upon any Security of any series when such interest becomes due and payable and such default continues for a period of 14 days; or

(2)      default is made in the timely payment of the principal of (or premium, if any, on) any Security of any series at its Maturity,

the Issuer will, upon demand of the Senior Trustee for the Securities of such series, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, if any, with interest upon the overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installments of interest at the rate or rates prescribed therefor in such Securities (or, unless otherwise specified pursuant to Section 3.01, in the case of Discounted Securities, the Securities’ Yield to Maturity); and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of such Senior Trustee, its agents and counsel.

If the Issuer fails to pay such amounts forthwith upon such demand, such Senior Trustee, in its own name and as Senior Trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceedings to judgment or final decree, and may enforce the same against the Issuer or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon the Securities, wherever situated.

If an Event of Default with respect to Securities of any particular series occurs and is continuing, the Senior Trustee for the Securities of such series may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of that series by such appropriate judicial proceedings as such Senior Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Senior Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 5.04  Senior Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relating to the Issuer or any other obligor upon the Securities of any series or the property of the Issuer or of such other obligor or their creditors, the Senior Trustee for the Securities of such series (irrespective of whether the principal (or lesser amount in the case of Discounted Securities) of any Security of such series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether such Senior Trustee shall have made any demand on the Issuer for the payment of overdue principal or interest)) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(1)      to file and prove a claim for the whole amount of principal (or lesser amount in the case of Discounted Securities) (and premium, if any) and interest, if any, owing and unpaid in respect of the Securities of such series and to file such other papers or documents as may be necessary or advisable in order to have the claims of such Senior Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of such Senior Trustee, its agents and counsel and all other amounts due to such Senior Trustee under Section 6.07) and of the Holders of the Securities of such series allowed in such judicial proceeding;

(2)      to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and

(3)      unless prohibited by law or applicable regulations, to vote on behalf of the Holders of the Securities of such series in any election of a trustee in bankruptcy, liquidator or other persons performing similar functions;

and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder of Securities to make such payments to such Senior Trustee, and in the event that such Senior Trustee shall consent to the making of such payments directly to the Holders of Securities, to pay to such Senior Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of such Senior Trustee, its agents and counsel and any other amounts due such Senior Trustee under Section 6.07.

Nothing herein contained shall be deemed to authorize the Senior Trustee for the Securities of any series to authorize or consent to or accept or adopt on behalf of any Holder of a Security any plan of reorganization, arrangement, adjustment or composition affecting the Securities of such series or the rights of any Holder thereof, or to authorize the Senior Trustee for the Securities of any series to vote in respect of the claim of any Holder in any such proceeding, except as aforesaid, for the election of a trustee in bankruptcy or other person performing similar functions.

Section 5.05  Senior Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Senior Indenture or the Securities of any series may be prosecuted and enforced by the Senior Trustee for the Securities of any series without the possession of any of the Securities of such series or the production thereof in any proceeding relating thereto, and any such proceeding instituted by such Senior Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of such Senior Trustee, its agents and counsel and all other amounts due to such Senior Trustee under Section 6.07, be for the ratable benefit of the Holders of the Securities of such series in respect of which such judgment has been recovered.

Section 5.06  Application of Money Collected.

Any money collected by the Senior Trustee for the Securities of any series pursuant to this Article with respect to the Securities of such series shall be applied in the following order, at the date or dates fixed by such Senior Trustee and, in case of the distribution of such money on account of principal (or lesser amount in the case of Discounted Securities) (or premium, if any) or interest, if any, upon presentation of the Securities of such series and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: To the payment of all amounts due to the Senior Trustee, the Paying Agent and the Security Registrar, and any predecessor trustee, paying agent and security registrar under Section 6.07;

Second: To the payment of the amounts then due and unpaid upon the Securities of such series for principal (or lesser amount in the case of Discounted Securities) of (and premium, if any, on) and interest, if any, on such Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (or lesser amount in the case of Discounted Securities) (and premium, if any) and interest, if any, respectively; and

Third: The balance, if any, to the Person or Persons entitled thereto.

Section 5.07  Limitation on Suits.

Except as set forth in Section 5.08, no Holder of any Security of any particular series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Senior Indenture or the Securities, or for the appointment of a receiver or trustee, or for any other remedy with respect to this Senior Indenture or the Securities, unless:

(1)      an Event of Default with respect to that series shall have occurred and be continuing and such Holder shall have previously given written notice to the Senior Trustee for the Securities of such series of such Event of Default and the continuance thereof;

(2)      the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series shall have made written request to the Senior Trustee for the Securities of such series to institute proceedings in respect of such Event of Default in its own name as Senior Trustee hereunder;

(3)      such Holder or Holders have offered to such Senior Trustee indemnity and/or security satisfactory to the Senior Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)      such Senior Trustee for 60 days after its receipt of such notice, request and offer of indemnity and/or security has failed to institute any such proceeding; and

(5)      no direction inconsistent with such written request has been given to such Senior Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series; it being understood and intended that no one or more Holders of Securities of that series shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Senior Indenture to affect, disturb or prejudice the rights of any other Holders of Securities of that series, or to enforce any right under this Senior Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Securities of that series.

Section 5.08  Unconditional Right of Holders to Receive Principal (and Premium, if any) and Interest, if any.

Notwithstanding any other provision in this Senior Indenture, the Holder of any Security shall have the right which is absolute and unconditional to receive payment of the principal of (and premium, if any, on) and (subject to Section 3.07) interest, if any, on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment and such right shall not be impaired without the consent of such Holder.

Section 5.09  Restoration of Rights and Remedies.

If the Senior Trustee for the Securities of any series or any Holder of a Security has instituted any proceeding to enforce any right or remedy under this Senior Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Senior Trustee or to such Holder, then and in every such case the Issuer, such Senior Trustee and the Holders of Securities shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of such Senior Trustee and such Holders shall continue as though no such proceeding had been instituted.

Section 5.10  Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Senior Trustee for the Securities of any series or to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11  Delay or Omission Not Waiver.

No delay or omission of the Senior Trustee for the Securities of any series or of any Holder of any Security of such series to exercise any right or remedy accruing upon any Event of Default with respect to the Securities of such series shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to such Senior Trustee for the Securities of any series or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by such Senior Trustee or by the Holders, as the case may be.

Section 5.12  Control by Holders.

Subject to Sections 6.01 and 6.03, the Holders of a majority in aggregate principal amount of the Outstanding Securities of any particular series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Trustee for the Securities of such series with respect to the Securities of that series or exercising any trust or power conferred on such Senior Trustee with respect to such Securities; provided that:

(1)      the Senior Trustee may refuse to follow any direction in conflict with any rule of law or with this Senior Indenture or which is unjustly prejudicial to the Holders of the Securities of that series not taking part in the direction. For the avoidance of doubt, the determination of whether any direction is unjustly prejudicial to any Holder is solely at the discretion of the Senior Trustee (and the Senior Trustee may but shall not be obligated to make such determination);

(2)      the Senior Trustee need not take any action which might involve it in personal liability; and

(3)      such Senior Trustee may take any other action deemed proper by such Senior Trustee which is not inconsistent with such direction.

Section 5.13  Waiver of Past Defaults.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any particular series may on behalf of the Holders of all the Securities of that series waive any past default hereunder with respect to that series and its consequences, except:

(1)      a default in the payment of the principal of (or premium, if any, on) or interest, if any, on any Security of that series; or

(2)      a default with respect to a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of that series affected.

(3)      Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Senior Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 5.14  Undertaking for Costs.

All parties to this Senior Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Senior Indenture or in any suit against the Senior Trustee for the Securities of any series for any action taken or omitted by it as Senior Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall (subject to applicable laws) not apply to any suit instituted by the Senior Trustee for the Securities of any series, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Outstanding Securities of any particular series or to any suit instituted by any Holder of any Security for the enforcement of the payment of the principal of (or premium, if any, on) or interest, if any, on any Security of such series on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date) or the date such Security becomes due and payable as expressed herein.

Section 5.15  Waiver of Stay or Extension Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Senior Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Senior Trustee for any series of Securities, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.16  Judgment Currency.

If, for the purpose of obtaining a judgment in any court with respect to any obligation of the Issuer hereunder or under any Security, it shall become necessary to convert into any other currency or currency unit any amount in the currency or currency unit due hereunder or under such Security, then such conversion shall be made by the Issuer at the Market Exchange Rate as in effect on the date of entry of the judgment (the “Judgment Date”). If pursuant to any such judgment, conversion shall be made on a date (the “Substitute Date”) other than the Judgment Date and there shall occur a change between the Market Exchange Rate as in effect on the Judgment Date and the Market Exchange Rate as in effect on the Substitute Date, the Issuer agrees to pay such additional amounts (if any) as may be necessary to ensure that the amount paid is equal to the amount in such other currency or currency unit which, when converted at the Market Exchange Rate as in effect on the Judgment Date, is the amount due hereunder or under such Security. Any amount due from the Issuer under this Section 5.16 shall be due as a separate debt and is not to be affected by or merged into any judgment being obtained for any other sum due hereunder or in respect of any Security, as the case may be. In no event, however, shall the Issuer be required to pay more in the currency or currency unit due hereunder or under such Security at the Market Exchange Rate as in effect on the Judgment Date than the amount of currency or currency unit stated to be due hereunder or under such Security so that in any event the obligations of the Issuer hereunder or under such Security will be effectively maintained as obligations in such currency or currency unit, and the Issuer shall be entitled to withhold (or be reimbursed for, as the case may be) any excess of the amount actually realized upon any such conversion on the Substitute Date over the amount due and payable on the Judgment Date.

ARTICLE Six

THE SENIOR TRUSTEE

Section 6.01  Certain Duties and Responsibilities.

(a)      Except during the continuance of an Event of Default with respect to the Securities of any series for which the Senior Trustee is serving as such:

(1)      such Senior Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Senior Indenture, and no implied covenants or obligations shall be read into this Senior Indenture against such Senior Trustee; and

(2)      in the absence of bad faith on its part, such Senior Trustee may conclusively rely, as to the truth of the statements and correctness of the opinions expressed therein, upon certificates or opinions furnished to such Senior Trustee and conforming to the requirements of this Senior Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to such Senior Trustee, such Senior Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Senior Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b)      In case an Event of Default with respect to a series of Securities has occurred and is continuing, the Senior Trustee for the Securities of such series shall exercise such of the rights and powers vested in it by this Senior Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. The Senior Trustee will be under no obligation to exercise any of its rights or powers under the Senior Indenture at the request of any Holder unless such Holder shall have offered to the Senior Trustee security and/or indemnity satisfactory to the Senior Trustee against any loss, liability or expense, and then only to the extent required by the terms of the Senior Indenture.

(c)      No provision of this Senior Indenture shall be construed to relieve the Senior Trustee for Securities of any series from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(1)      this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(2)      such Senior Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Senior Trustee was grossly negligent in ascertaining the pertinent facts;

(3)      such Senior Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with a direction received by it pursuant to Section 5.02, 5.07, 5.12 or 5.13 or exercising any trust or power conferred upon such Senior Trustee under this Senior Indenture with respect to the Securities of that series; and

(4)      no provision of this Senior Indenture shall require the Senior Trustee for any series of Securities to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(d)      Whether or not therein expressly so provided, every provision of this Senior Indenture relating in any way to the Senior Trustee for any series of Securities shall be subject to the provisions of this Section.

Section 6.02  Notice of Default.

Within 90 days after the occurrence of any default hereunder with respect to Securities of any particular series, the Senior Trustee for the Securities of such series shall give to Holders of Securities of that series, in the manner set forth in Section 1.06, notice of such default if actually known to such Senior Trustee, unless such default shall have been cured or waived. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of that series.

Section 6.03  Certain Rights of Senior Trustee.

Except as otherwise provided in Section 6.01:

(1)      the Senior Trustee for any series of Securities may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, discretion, consent, order, bond, debenture, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2)      any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order, as the case may be, and any resolution of the Board of Directors of the Issuer may be sufficiently evidenced by a Board Resolution;

(3)      whenever in the administration of this Senior Indenture such Senior Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, such Senior Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate and/or Opinion of Counsel;

(4)      such Senior Trustee may consult with counsel of its selection and the advice or opinion of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5)      such Senior Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Senior Indenture at the request or direction of any of the Holders of Securities of any series pursuant to this Senior Indenture for which it is acting as Senior Trustee, unless such Holders shall have offered to such Senior Trustee security and/or indemnity satisfactory to the Senior Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

(6)      such Senior Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, coupon or other paper or document, but such Senior Trustee may make such further inquiry or investigation into such facts or matters as it may see fit, and, if such Senior Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney;

(7)      such Senior Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and such Senior Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8)      such Senior Trustee shall have no duties or responsibilities with respect to and shall have no liability for the actions taken or the failures to act of any other Senior Trustees appointed hereunder;

(9)      such Senior Trustee shall not be liable for any action taken, suffered or omitted to be taken in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Senior Indenture;

(10)      the Senior Trustee shall not be deemed to have notice or knowledge of any default or Event of Default, except in the case of a default in the payment of the principal (or premium, if any, on) or interest, if any, on any Security of that series or in the case that written notice of any event which is in fact such a default or Event of Default is received by a Responsible Officer of the Senior Trustee at its Corporate Trust Office and such notice references the Securities, the Issuer and this Senior Indenture; and

(11)      the rights, privileges, protections, immunities and benefits given to the Senior Trustee, including, without limitation, its right to be indemnified, are extended to and shall be enforceable by, the Senior Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(12)      before the Senior Trustee acts or refrains from acting, the Senior Trustee may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Senior Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded;

(13)      the permissive right of the Senior Trustee to take or refrain from taking action hereunder shall not be construed as a duty;

(14)      the Senior Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Senior Indenture;

(15)      in no event shall the Senior Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit, goodwill or opportunity), whether or not foreseeable, even if the Senior Trustee has been advised of the possibility of such loss or damage and regardless of the form of action. The provisions of this Section  6.03(15) shall survive the termination or discharge of this Senior Indenture and the resignation or removal of the Senior Trustee; and

(16)      the Senior Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Senior Indenture arising out of or caused, directly or indirectly, by circumstances beyond its control, including acts of God, earthquakes, fire, flood, terrorism, wars and other military disturbances, sabotage, epidemics, pandemics, riots, interruptions, loss or malfunctions of utilities, computer (hardware or software) or communication services, accidents, labor disputes, acts of civil or military authority and governmental action or unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facilities, it being understood that the Senior Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under any such circumstances.

Section 6.04  Not Responsible for Recitals or Issuance of Securities.

The recitals and statements contained herein (except the name, address and jurisdiction of organization of the Senior Trustee) and in the Securities (except the Senior Trustee’s certificates of authentication) shall be taken as the recitals of and statements of the Issuer, and the Senior Trustee for any series of Securities assumes no responsibility for their correctness. The Senior Trustee for any series of Securities shall not be responsible for and makes no representations as to the validity or sufficiency of this Senior Indenture or of the Securities (except the Senior Trustee’s certificates of authentication thereof) of any series. The Senior Trustee for any series of Securities shall not be accountable for the use or application by the Issuer of the Securities or the proceeds thereof. The Senior Trustee shall have no duty to ascertain or inquire as to the performance of the Issuer’s covenants in Article Ten hereof or otherwise established by the terms of any Security.

Section 6.05  May Hold Securities.

The Senior Trustee for any series of Securities, any Paying Agent, Security Registrar or any other agent of the Issuer or such Senior Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.08 and 6.13, may otherwise deal with the Issuer with the same rights it would have if it were not such Senior Trustee, Paying Agent, Security Registrar or such other agent.

Section 6.06  Money Held in Trust.

Money held by the Senior Trustee for any series of Securities (in any of its capacities hereunder, including as Senior Trustee, Securities Registrar or Paying Agent) in trust hereunder need not be segregated from other funds except to the extent required by law. The Senior Trustee for any series of Securities (in any of its capacities hereunder, including as Senior Trustee, Securities Registrar or Paying Agent) shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuer.

Section 6.07  Compensation and Reimbursement.

The Issuer agrees:

(1)      to pay to the Senior Trustee for any series of Securities from time to time such compensation for all services rendered by it hereunder as the Issuer and the Senior Trustee shall mutually agree upon in writing (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)      except as otherwise expressly provided herein, to reimburse the Senior Trustee for any series of Securities upon its request for all reasonable expenses, disbursements and advances incurred or made by such Senior Trustee in accordance with any provision of this Senior Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or willful misconduct (as finally adjudicated in a non-appealable decision by a court of competent jurisdiction); and

(3)      to indemnify such Senior Trustee for, and to hold it harmless against, any loss, liability or reasonable expense incurred without gross negligence or willful misconduct on its part (as finally adjudicated by a court of competent jurisdiction), arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim (whether assented to by the Issuer, any Holder or otherwise) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

As security for the performance of the obligations of the Issuer under this Section, the Senior Trustee for any series of Securities shall have a lien prior to the Securities upon all property and funds held or collected by such Senior Trustee as such, except funds held in trust for the payment of principal of (or premium, if any, on) or interest, if any on particular Securities.

Without prejudice to any other rights available to the Senior Trustee under applicable law, when the Senior Trustee incurs expenses (including the reasonable fees and expense of its counsel) or renders services after an Event of Default specified in Section 5.01(3), (4), (5) or (6) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

The rights of the Senior Trustee under this Section 6.07 shall survive the resignation or removal of the Senior Trustee, the payment in full of the Securities for which it is the Senior Trustee, the discharge of this Senior Indenture, and the termination hereof. All indemnifications and releases from liability granted hereunder to the Senior Trustee shall extend to its officers, directors, employees, agents, successors and assigns.

Section 6.08  Disqualification; Conflicting Interests.

The Senior Trustee for the Securities shall be subject to the provisions of Section 310(b) of the Trust Indenture Act during the period of time required thereby. Nothing herein shall prevent the Senior Trustee from filing with the Commission the application referred to in the penultimate paragraph of Section 310(b) of the Trust Indenture Act. In determining whether the Senior Trustee has a conflicting interest as defined in Section 310(b) of the Trust Indenture Act with respect to the Securities of any series, there shall be excluded Securities of any particular series of Securities other than that series. If the Senior Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Senior Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Senior Indenture.

Section 6.09  Corporate Senior Trustee Required; Different Senior Trustees for Different Series; Eligibility.

There shall at all times be a Senior Trustee hereunder which shall be:

(1)      a corporation organized and doing business under the laws of the United States of America, any state thereof, or the District of Columbia, authorized under such laws to exercise corporate trust power and subject to supervision or examination by Federal or State authority; or

(2)      a corporation or other Person organized and doing business under the laws of a foreign government that is permitted to act as Senior Trustee pursuant to a rule, regulation, or other order of the Commission, authorized under such laws to exercise corporate trust powers, and which shall have at all times a combined capital and surplus of at least $50,000,000. If such corporation or other Person publishes reports of condition at least annually, pursuant to law or to requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. None of the Issuer, any other obligor upon the Securities or any Person directly or indirectly controlling, controlled by, or under common control with the Issuer or any other obligor upon the Securities shall serve as Senior Trustee for any of the Securities. A different Senior Trustee may be appointed by the Issuer for any series of Securities prior to the issuance of such Securities. If the initial Senior Trustee for any series of Securities is to be other than [                ], the Issuer and such Senior Trustee shall, prior to the issuance of such Securities, execute and deliver an indenture supplemental hereto, which shall provide for the appointment of such Senior Trustee as Senior Trustee for the Securities of such series and shall add to or change any of the provisions of this Senior Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Senior Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Senior Trustees co-trustees of the same trust and that each such Senior Trustee shall be Senior Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Senior Trustee. If at any time the Senior Trustee for the Securities of any series shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereunder specified in this Article.

Section 6.10  Resignation and Removal; Appointment of Successor.

(a)      No resignation or removal of the Senior Trustee for the Securities of any series and no appointment of a successor Senior Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Senior Trustee in accordance with the applicable requirements of Section 6.11.

(b)      The Senior Trustee for the Securities of any series may resign at any time with respect to the Securities of such series by giving written notice thereof to the Issuer. If the instrument of acceptance by a successor Senior Trustee required by Section 6.11 shall not have been delivered to the Senior Trustee for the Securities of such series within 30 days after the giving of such notice of resignation, the resigning Senior Trustee may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Senior Trustee with respect to the Securities of such series.

(c)      The Senior Trustee for the Securities of any series may be removed at any time with respect to the Securities of such series by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series, delivered to such Senior Trustee and to the Issuer. If the instrument of acceptance by a successor Senior Trustee required by Section 6.11 shall not have been delivered to the Senior Trustee for the Securities of such series within 30 days after the Act of Holders giving effect to such removal, the Senior Trustee may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Senior Trustee with respect to the Securities of such series.

(d)      If at any time:

(1)      the Senior Trustee for the Securities of any series shall fail to comply with Section 310(b) of the Trust Indenture Act pursuant to Section 6.08 hereof after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Security of such series for at least six months, unless the Senior Trustee’s duty to resign is stayed in accordance with the provisions of Section 310(b) of the Trust Indenture Act; or

(2)      such Senior Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Issuer or by any such Holder; or

(3)      such Senior Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of such Senior Trustee or of its property shall be appointed or any public officer shall take charge or control of such Senior Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

(4)      if an administrative or other receiver or an administrator or other similar official is appointed in relation to such Senior Trustee, or in relation to the whole or a material part of the assets of such Senior Trustee, or an encumbrancer takes possession of the whole or a material part of the assets of such Senior Trustee, or a distress or execution or other process is levied or enforced upon or sued out against the whole or a material part of the assets of such Senior Trustee, or if such Senior Trustee shall commence a voluntary case or proceeding under any applicable Bankruptcy Law, or any other case or proceeding to be adjudicated as bankrupt or insolvent, or such Senior Trustee shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of such Senior Trustee or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action;

then, in any such case, (i) the Issuer by a Board Resolution may remove such Senior Trustee or (ii) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Senior Trustee and the appointment of a successor Senior Trustee.

(e)      If the Senior Trustee for the Securities of any series shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Senior Trustee for the Securities of any series for any cause, the Issuer, by a Board Resolution, shall promptly appoint a successor Senior Trustee with respect to the Securities of such series and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Senior Trustee with respect to the Securities of such series shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series delivered to the Issuer and the retiring Senior Trustee, the successor Senior Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Senior Trustee for the Securities of such series and supersede the successor Senior Trustee appointed by the Issuer. If no successor Senior Trustee for the Securities of such series shall have been so appointed by the Issuer or the Holders and shall have accepted appointment in the manner required by Section 6.11, and if such Senior Trustee is still incapable of acting, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Senior Trustee with respect to the Securities of such series.

(f)      The Issuer shall give notice of each resignation and each removal of the Senior Trustee with respect to the Securities of any series and each appointment of a successor Senior Trustee with respect to the Securities of any series in the manner and to the extent provided in Section 1.06. Each notice shall include the name of the successor Senior Trustee with respect to the Securities of that series and the address of its Corporate Trust Office.

Section 6.11  Acceptance of Appointment by Successor.

(a)      Every successor Senior Trustee appointed hereunder with respect to the Securities of any series shall execute, acknowledge and deliver to the Issuer and to the retiring Senior Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Senior Trustee shall become effective and such successor Senior Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, indemnities and duties of the retiring Senior Trustee; but, on the request of the Issuer or the successor Senior Trustee, such retiring Senior Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Senior Trustee all the rights, powers and trusts of the retiring Senior Trustee and shall duly assign, transfer and deliver to such successor Senior Trustee all property and money held by such retiring Senior Trustee hereunder, subject to the lien provided by Section 6.07.

(b)      In case of the appointment hereunder of a successor Senior Trustee with respect to the Securities of one or more (but not all) series, the Issuer, the retiring Senior Trustee and each successor Senior Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Senior Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer to, and to vest in, each successor Senior Trustee all the rights, powers, trusts, indemnities and duties of the retiring Senior Trustee with respect to the Securities of that or those series to which the appointment of such successor Senior Trustee relates, (ii) if the retiring Senior Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts, indemnities and duties of the retiring Senior Trustee with respect to the Securities of that or those series as to which the retiring Senior Trustee is not retiring shall continue to be vested in the retiring Senior Trustee and (iii) shall add to or change any of the provisions of this Senior Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Senior Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Senior Trustees co-trustees of the same trust and each such Senior Trustee shall be Senior Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Senior Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Senior Trustee shall become effective to the extent provided therein and each such successor Senior Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, indemnities and duties of the retiring Senior Trustee with respect to the Securities of that or those series to which the appointment of such successor Senior Trustee relates, subject to the lien provided by Section 6.07; but, on request of the Issuer or any successor Senior Trustee, such retiring Senior Trustee shall duly assign, transfer and deliver to such successor Senior Trustee all property and money held by such retiring Senior Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Senior Trustee relates, subject to the lien provided by Section 6.07.

(c)      Upon request of any such successor Senior Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Senior Trustee all such rights, powers, trusts, indemnities and duties referred to in Subsections (a) or (b) of this Section, as the case may be.

(d)      No successor Senior Trustee shall accept its appointment unless at the time of such acceptance such successor Senior Trustee for the Securities of any series shall be qualified and eligible under this Article.

Section 6.12  Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Senior Trustee for the Securities of any series may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Senior Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of such Senior Trustee, shall be the successor of such Senior Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Senior Trustee or the Authenticating Agent for such series then in office, any successor by merger, conversion or consolidation to such authenticating Senior Trustee, or any successor Authenticating Agent, as the case may be, may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Senior Trustee or successor Authenticating Agent had itself authenticated such Securities.

Section 6.13  Preferential Collection of Claims Against the Issuer.

If and when the Senior Trustee for Securities of any series shall be or become a creditor of the Issuer (or any other obligor upon the Securities of such series), the Senior Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Issuer (or any such other obligor).

ARTICLE Seven

HOLDERS’ LISTS AND REPORTS BY SENIOR TRUSTEE AND ISSUER

Section 7.01  Issuer to Furnish Senior Trustee Names and Addresses of Holders.

With respect to each particular series of Securities, the Issuer will furnish or cause to be furnished to the Senior Trustee for the Securities of such series:

(1)      at least semi-annually and, if applicable, not more than 15 days after each Regular Record Date relating to that series (or, if there is no Regular Record Date relating to that series, on June 30 and December 31), a list, in such form as such Senior Trustee may reasonably require, containing all the information in the possession or control of the Issuer or any of its Paying Agents as to the names and addresses of the Holders of that series as of such dates, excluding from any such list all the information already in the possession or control of the Senior Trustee which was received by such Senior Trustee acting in any capacity with respect to such series of Securities; and

(2)      at such other times as such Senior Trustee or Paying Agent may request in writing, within 30 days after the receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, excluding from any such list all the information already in the possession or control of the Senior Trustee which was received by such Senior Trustee acting in any capacity with respect to such series of Securities.

Section 7.02  Preservation of Information; Communications to Holders.

(a)      The Senior Trustee for each series of Securities shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of the Securities of such series contained in the most recent lists furnished to such Senior Trustee as provided in Section 7.01 and the names and addresses of Holders of the Securities of such series received by such Senior Trustee in its capacity as Security Registrar for such series, if so acting. The Senior Trustee for each series of Securities may destroy any list relating to such series of Securities furnished to it as provided in Section 7.01 upon receipt of a new list relating to such series so furnished.

(b)      If three or more Holders of Securities of any particular series (hereinafter referred to as “applicants”) apply in writing to the Senior Trustee for the Securities of any such series, and furnish to such Senior Trustee reasonable proof that each such applicant has owned a Security of that series for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Securities of that series with respect to their rights under this Senior Indenture or under the Securities of that series and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then such Senior Trustee shall, within five Business Days after the receipt of such application, at its election, either:

(1)      afford such applicants access to the information preserved at the time by such Senior Trustee in accordance with Section 7.02(a); or

(2)      inform such applicants as to the approximate number of Holders of Securities of that series whose names and addresses appear in the information preserved at the time by such Senior Trustee in accordance with Section 7.02(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

If any such Senior Trustee shall elect not to afford such applicants access to that information, such Senior Trustee shall, upon the written request of such applicants, mail to each Holder of Securities of that series whose name and address appears in the information preserved at the time by such Senior Trustee in accordance with Section 7.02(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to such Senior Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, such Senior Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of such Senior Trustee, such mailing would be contrary to the best interests of the Holders of Securities of that series or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, such Senior Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise such Senior Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

(c)      Every Holder of Securities of each series, by receiving and holding the same, agrees with the Issuer and the Senior Trustee for the Securities of such series that none of the Issuer, such Senior Trustee or any of their agents shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of the Securities of such series in accordance with Section 7.02(b), regardless of the source from which such information was derived, and that the Senior Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 7.02(b).

Section 7.03  Reports by Senior Trustee.

(a)      Within 60 days after May 15 of each year commencing with the year following the first issuance of Securities, the Senior Trustee for the Securities of each series shall transmit by mail to all Holders of the Securities of such series, in the manner and to the extent provided in Section 313 of the Trust Indenture Act, a brief report dated as of each such May 15 if required by the Trust Indenture Act.

(b)      A copy of each such report shall, at the time of such transmission to Holders of Securities of any series, be filed by the Senior Trustee for the Securities of such series with each Stock Exchange, with the Commission and with the Issuer. The Issuer will notify such Senior Trustee when such series of Securities is listed on any Stock Exchange.

Section 7.04  Reports by Issuer.

The Issuer will:

(1)      file with the Senior Trustee for the Securities of such series, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Issuer is not required to file information, documents or reports pursuant to either of said Sections, then it will file with such Senior Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(2)      file with the Senior Trustee for the Securities of such series and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents, and reports with respect to compliance by the Issuer, with the conditions and covenants of this Senior Indenture as may be required from time to time by such rules and regulations; and

(3)      transmit by mail to all Holders of Securities of each series, as provided in Section 313(c) of the Trust Indenture Act, within 30 days after the filing thereof with the Senior Trustee for the Securities of such, series, such summaries of any information, documents and reports required to be filed by the Issuer pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission; provided that the delivery of such reports, information and documents to the Senior Trustee is for informational purposes only and the Senior Trustee’s receipt of such shall not constitute notice, constructive or otherwise, of any information contained therein or determinable therefrom, including the Issuer’s compliance with any of its covenants hereunder or under any Securities (as to which the Senior Trustee is entitled to rely exclusively on Officers’ Certificates).

ARTICLE Eight

CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

Section 8.01  Issuer May Consolidate, Etc., Only on Certain Terms.

So long as any Security remains Outstanding, the Issuer shall not consolidate or amalgamate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person unless:

(1)      the corporation formed by such consolidation or amalgamation or into which the Issuer is merged, or the Person which acquires, leases or is the transferee of or recipient of the conveyance or transfer, of substantially all of the properties and assets of the Issuer as an entirety shall

(A)      be a corporation or other Person organized and validly existing under the laws of any country that is a member of the Organisation for Economic Co-operation and Development (as the same may be constituted from time to time); and

(B)      expressly assume, by an indenture supplemental hereto, executed and delivered to the Senior Trustee for each series of Securities, in form reasonably satisfactory to each such Senior Trustee, with any amendments or revisions necessary to take account of the jurisdiction in which any such corporation or Person is organized (if other than England and Wales),

(i)      the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on, and any sinking fund payment in respect of, all of the Securities,

(ii)      the performance of every covenant of this Senior Indenture and of all the Securities on the part of the Issuer to be performed,

(iii)      such assumption shall provide that such corporation or Person shall pay to the Holder of any Securities such additional amounts as may be necessary in order that every net payment of the principal of (and premium, if any, on) and interest, if any, on such Securities will not be less than the amounts provided for in the Securities to be then due and payable, and

(iv)      with respect to (iii) above such obligation shall extend to any deduction or withholding for or on account of any present or future tax, assessment or governmental charge imposed upon such payment by the United Kingdom, Hong Kong, or the country in which any such corporation or Person is organized or any district, municipality or other political subdivision or taxing authority thereof (subject to the limitations set forth in Section 10.08 in respect of the payment of Additional Amounts as applied to such country);

(2)      immediately after giving effect to such transaction, no Event of Default with respect to any series of Securities, and no event which, after notice or lapse of time or both, would become an Event of Default with respect to any series of Securities, shall have occurred and be continuing; and

(3)      the Issuer has delivered to the Senior Trustee for each series of Securities an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, amalgamation, merger, conveyance, transfer or lease and such supplemental indenture evidencing the assumption by such corporation or Person comply with this Senior Indenture and that all conditions precedent provided for in this Senior Indenture relating to such transaction have been complied with.

Section 8.02  Successor Corporation Substituted.

Upon any consolidation, amalgamation or merger, or any conveyance, transfer or lease of the properties and assets of the Issuer substantially as an entirety in accordance with Section 8.01, the successor corporation formed by such consolidation or amalgamation or into which the Issuer is merged or the Person to which such conveyance or transfer or with which such lease is made shall succeed to, and be substituted for, and may exercise every right and power of the Issuer under this Senior Indenture with the same effect as if such successor corporation or Person had been named as the Issuer herein, and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under this Senior Indenture or the Securities, as the case may be.

Section 8.03  Assumption of Obligations.

With respect to the Securities of any series, any Subsidiary of the Issuer, any successor in business of the Issuer, any holding company of the Issuer or any other Subsidiary of such holding company (any of the foregoing, a “successor entity”) may without the consent of any Holder assume the obligations of the Issuer (or any corporation which shall have previously assumed the obligations of the Issuer) for the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on any series of Securities in accordance with the provisions of such Securities and this Senior Indenture and the performance of every covenant of this Senior Indenture and such series of Securities on the part of the Issuer to be performed or observed provided, that:

(a)      there is no Event of Default continuing in relation to the relevant series of Securities;

(b)      the successor entity shall expressly assume such obligations by an amendment to the Senior Indenture, executed by the Issuer and such successor entity, and delivered to the Senior Trustee, in form satisfactory to the Senior Trustee, and, except where the successor in business is a holding company of the Issuer, the Issuer shall, by amendment to the Senior Indenture, unconditionally guarantee all of the obligations of such successor entity under the Securities of such series and the Senior Indenture as so modified by such amendment;

(c)      such successor entity shall confirm in such amendment to the Senior Indenture that such successor entity will pay all Additional Amounts, if any, payable pursuant to Section 10.07 in respect of all the Securities (subject to the exceptions specified therein); provided, however, that for these purposes such successor entity’s country of organization will be substituted for the references to the United Kingdom and Hong Kong in the definition of “Taxing Jurisdiction”;

(d)      immediately after giving effect to such assumption of obligations, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(e)      the Issuer shall have delivered to the Senior Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such assumption complies with this Article and that all conditions precedent herein provided for relating to such assumption have been complied with.

Upon any such assumption, the successor entity shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer, as the case may be, under this Senior Indenture with respect to any such Securities with the same effect as if such successor entity had been named as the Issuer in this Senior Indenture (provided, however, that the right of the successor entity to redeem the Securities of the relevant series shall only apply with respect to any change or amendment to, or change in the application or official interpretation of, the laws or regulations (including any treaty) of the successor’s jurisdiction of incorporation which occurs after the date of assumption), and the Issuer or any legal and valid successor corporation which shall theretofore have become such in the manner prescribed herein, shall be released from all liability as obligor upon any such Securities except as provided in clause (b) of this Section 8.03.

If the Issuer makes payment under the guarantee described above, the Issuer shall be required to pay all Additional Amounts, if any, payable pursuant to Section 10.07 in respect of the Securities (subject to the exceptions set forth therein), provided, however, that for purposes of payment by the Issuer under such guarantee, the definition of “Taxing Jurisdiction” shall include the successor entity’s country of organization and the United Kingdom and Hong Kong.

ARTICLE Nine

SUPPLEMENTAL INDENTURES

Section 9.01  Supplemental Senior Indentures Without Consent of Holders.

Without the consent of any Holders of Securities, the Issuer, when authorized by a Board Resolution and the Senior Trustee or Senior Trustees for the Securities of any or all series, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the relevant Senior Trustee or Senior Trustees, for any of the following purposes:

(1)      to evidence the succession of another corporation to the Issuer and the assumption by any such successor of the covenants of the Issuer herein and contained in the Securities; or

(2)      to add to the covenants of the Issuer, for the benefit of the Holders of all or any particular series of Securities (and, if such covenants are to be for the benefit of fewer than all series of Securities, stating that such covenants are being included solely for the benefit of such series), to convey, transfer, assign, mortgage or pledge any property to or with the Senior Trustee for the Securities of any such series or otherwise secure any such series of the Securities or to surrender any right or power herein conferred upon the Issuer; or

(3)      to add any additional Events of Default with respect to any or all series of Securities (and, if any such Event of Default applies to fewer than all series of Securities, stating each series to which such Event of Default applies); provided that any such additional Event of Default would not cause any such series of Securities to be in default immediately upon any such addition; or

(4)      to change or eliminate any restrictions on the payment of principal of or any premium or interest on Securities or to provide (subject to applicable laws) for the issuance of uncertificated Securities of any series in addition to or in place of any certificated Securities and to make all appropriate changes for such purposes; provided, however, that any such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect; or

(5)      to change or eliminate any of the provisions of this Senior Indenture; provided, however, that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

(6)      to evidence and provide for the acceptance of appointment hereunder of a Senior Trustee, other than [          ], for a series of Securities and to add to or change any of the provisions of this Senior Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Senior Trustee, pursuant to the requirements of Section 6.09; or

(7)      to evidence and provide for the acceptance of appointment hereunder by a successor Senior Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Senior Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Senior Trustee, pursuant to the requirements of Section 6.11(b); or

(8)      to add to the conditions, limitations and restrictions on the authorized amount, form, terms or purposes of issue, authentication and delivery of Securities, as herein set forth, with such other conditions, limitations and restrictions thereafter to be observed; or

(9)      to supplement any of the provisions of this Senior Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Section 4.01; provided, however, that any such action shall not adversely affect the interests of the Holders of Securities of such series or any other series of Securities in any material respect; or

(10)    to add to or change or eliminate any provisions of this Senior Indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act or any rules and regulations of the Commission; or

(11)    to cure any ambiguity or defect, to correct or amend or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Senior Indenture; provided, that any such action shall not adversely affect the interests of the Holders of Securities of any particular series in any material respect;

(12)    to make any change to conform the provisions contained herein, in any supplemental indenture or in the Securities of any series, to the description of the notes contained in the related prospectus, prospectus supplement or similar document with respect to the offering of the Securities of such series; or

(13)    to establish the terms of a series of Securities to be issued hereunder pursuant to, and in accordance with, Section 3.01.

Section 9.02  Supplemental Senior Indentures With Consent of Holders.

The Issuer, when authorized by a Board Resolution, and the Senior Trustee or Senior Trustees for the Securities of any or all series may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Senior Indenture or of modifying in any manner the rights of the Holders of such Securities under this Senior Indenture, but only with the consent of the Holders of more than 50% in aggregate principal amount of the Outstanding Securities of each series of Securities then Outstanding affected thereby, in each case by Act of said Holders of Securities of each such series delivered to the Issuer and the Senior Trustee for Securities of each such series; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

(1)      change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon, if any, or any premium or principal payable upon the redemption thereof, or change any obligation of the Issuer to pay Additional Amounts pursuant to Sections 5.16 and 10.08 (except as contemplated by Section 8.01(1) and permitted by Section 9.01(1)) or reduce the amount of the principal of a Discounted Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02, or change any Place of Payment where any Security or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); or

(2)      reduce the percentage in aggregate principal amount of the Outstanding Securities of any particular series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Senior Indenture or certain defaults hereunder and their consequences that is provided for in this Senior Indenture; or

(3)      change any obligation of the Issuer to maintain an office or agency in the places and for the purposes specified in Section 10.02; or

(4)      modify any of the provisions of this Section or Sections 5.13 or 10.07, except to increase any specified percentage in aggregate principal amount required for any actions by Holders or to provide that certain other provisions of this Senior Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby.

A supplemental indenture which changes or eliminates any covenant or other provision of this Senior Indenture which has expressly been included solely for the benefit of one or more particular series of Securities or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Senior Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 9.03  Execution of Supplemental Senior Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Senior Indenture, the Senior Trustee for any series of Securities shall be entitled to receive, and (subject to Sections 6.01 and 6.03) shall be fully protected in relying upon, (i) an Officers’ Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Senior Indenture, (ii) a copy of the Board Resolution, certified by the company secretary or a deputy or assistant company secretary of the Issuer, authorizing the execution of such supplemental indenture and (iii) if such supplemental indenture is executed pursuant to Section 9.02, evidence reasonably satisfactory to the Senior Trustee of the consent of Holders required to consent thereto. The Senior Trustee for any series of Securities may, but shall not (except to the extent required in the case of a supplemental indenture entered into under Section 9.01(6) or (7); provided that the Senior Trustee’s rights, liabilities, duties or immunities are not materially and adversely affected) be obligated to, enter into any such supplemental indenture which affects such Senior Trustee’s own rights, liabilities, duties or immunities under this Senior Indenture or otherwise.

Section 9.04  Effect of Supplemental Senior Indentures.

Upon the execution of any supplemental indenture under this Article, this Senior Indenture shall be modified in accordance therewith and such supplemental indenture shall form a part of this Senior Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.05  Conformity With Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 9.06  Reference in Securities to Supplemental Senior Indentures.

Securities of any particular series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Senior Trustee for the Securities of such series, bear a notation in form approved by such Senior Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Securities of any series so modified as to conform, in the opinion of the Senior Trustee for the Securities of such series and the Board of Directors of the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and such Securities may be authenticated and delivered by such Senior Trustee for the Securities of such series in exchange for Outstanding Securities of such series.

ARTICLE Ten

COVENANTS

Section 10.01  Payment of Principal (and Premium, if any) and Interest, if any.

The Issuer agrees, for the benefit of each particular series of Securities, that it will duly and punctually pay the principal of, and premium, if any, on and interest, if any, on that series of Securities in accordance with the terms of the Securities of such series and this Senior Indenture.

Section 10.02  Maintenance of Office or Agency.

The Issuer will maintain in the Borough of Manhattan, The City of New York, and in each Place of Payment for the Securities of a series an office or agency where Securities of that series may be presented or surrendered for payment, and an office or agency where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer with respect to the Securities of that series and this Senior Indenture may be served. The Issuer will give prompt written notice to the Senior Trustee for the Securities of that series of the location, and any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency in respect of any series of Securities or shall fail to furnish the Senior Trustee for the Securities of that series with the address thereof, such presentations (to the extent permitted by law) and surrenders of Securities of that series may be made and notices and demands may be made or served at the Corporate Trust Office of such Senior Trustee, and the Issuer hereby appoints the Senior Trustee as its agent to receive such respective presentations, surrenders, notices and demands.

The Issuer may also from time to time designate one or more other offices or agencies (in or outside a Place of Payment) where the Securities of one or more series may be presented or surrendered for any or all of the purposes specified above in this Section and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in each Place of Payment for such purpose. The Issuer will give prompt written notice to the Senior Trustee for the Securities of each series so affected of any such designation or rescission and of any change in the location of any such office or agency.

Section 10.03  Money for Securities Payments to Be Held in Trust.

If the Issuer shall at any time act as its own Paying Agent with respect to any particular series of Securities, it will, on or before each due date of the principal of (or premium, if any, on) or interest, if any, on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and premium, if any, and interest, if any, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Senior Trustee for the Securities of such series of its action or failure so to act.

Whenever the Issuer shall have one or more Paying Agents for any particular series of Securities, the Issuer will, prior to 10:00 a.m. in the applicable Place of Payment on each due date of the principal of (or premium, if any, on) or interest, if any, on any such Securities, deposit with a Paying Agent for the Securities of such series a sum sufficient to pay the principal (and premium, if any) and interest, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless such Paying Agent is the Senior Trustee for the Securities of such series) the Issuer will promptly notify such Senior Trustee of its action or failure so to act; provided that, to the extent such deposit is received by the Paying Agent after 10:00 a.m. in the applicable Place of Payment, on any such due date, such deposit will be deemed deposited on the next Business Day.

The Issuer will cause each Paying Agent (other than the Senior Trustee) for any particular series of Securities to execute and deliver to such Senior Trustee an instrument in which such Paying Agent shall agree with such Senior Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1)      hold all sums held by it for the payment of the principal of (or premium, if any, on) or interest, if any, on Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2)      give such Senior Trustee notice of any default by the Issuer (or any other obligor upon the Securities) in the making of any payment of principal of (and premium, if any, on) and interest, if any, on Securities of that series; and

(3)      at any time during the continuation of any such default, upon the written request of such Senior Trustee, forthwith pay to such Senior Trustee all sums so held in trust by such Paying Agent.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Senior Indenture or for any other purpose, pay, or by an Issuer Order direct any Paying Agent to pay, to the Senior Trustee for the Securities of any series all sums held in trust by the Issuer or such Paying Agent, such sums to be held by such Senior Trustee upon the same trusts as those upon which sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to such Senior Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Senior Trustee or any Paying Agent for the Securities of any series or then held by the Issuer in trust for the payment of the principal of (and premium, if any, on) and interest, if any, on any Securities of any particular series and remaining unclaimed for two years after such principal (and premium, if any) and interest, if any, has become due and payable shall, unless otherwise required by mandatory provisions of applicable escheat, or abandoned or unclaimed property law, be paid to the Issuer, on an Issuer Request, or (if then held by the Issuer) shall be discharged from such trusts; and the Holder of such Security shall, thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of such Senior Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that such Senior Trustee or such Paying Agent, before being required to make any such repayment shall give notice to the Holder of such Security in the manner set forth in Section 1.06 that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notice, any unclaimed balance of such money then remaining will, unless otherwise required by mandatory provisions of applicable escheat, or abandoned or unclaimed property law be repaid to the Issuer; provided, further, that the Senior Trustee or such Paying Agent shall give written notice of any such unclaimed amounts to the Issuer within 30 days after the end of such two-year period.

In acting hereunder and in connection with the Securities, the Paying Agent shall act solely as agent of the Issuer, and will not thereby assume any obligations towards or relationship of agency of trust for or with any Holder.

Section 10.04  Statements as to Compliance.

The Issuer will deliver to the Senior Trustee for each series of Securities, within four months after the end of each fiscal year ending after the date hereof, an Officers’ Certificate (one of the signers of which shall be the chief executive officer, treasurer or finance director of the Issuer) stating whether or not, to the knowledge of such officers, after due investigation, the Issuer has complied with all conditions and covenants and fulfilled all of its obligations under this Senior Indenture during such year and, if such officers have obtained knowledge of any default or Event of Default, specifying all such defaults or Events of Default and the nature and status thereof of which such officers may have knowledge and whether any such default or Event of Default is continuing or not.

For purposes of this Section, such compliance or fulfillment shall be determined without regard to any period of grace or requirement of notice provided under this Senior Indenture.

The Issuer shall deliver to the Senior Trustee, as soon as possible and in any event within five days after the Issuer becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the nature and status of such Event of Default.

Section 10.05  Corporate Existence.

Subject to Article Eight, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 10.06  Negative Pledge.

So long as any Security remains Outstanding, the Issuer will not create or permit to exist any mortgage or charge upon the whole or any part of the Issuer’s undertaking or assets (other than assets representing the fund or funds maintained by the Issuer in respect of the long-term business (as defined in the Financial Services and Markets Act 2000 of the United Kingdom), present or future, to secure payment of any present or future Relevant Indebtedness of the Issuer or the present or future Relevant Indebtedness of any Subsidiaries, or to secure any guarantee or indemnity in respect thereof, without at the same time securing the Outstanding Securities of each series, and all amounts payable under this Senior Indenture in respect thereof, equally and ratably with the same security as is created or subsisting to secure any such Relevant Indebtedness, guarantee or indemnity, or with such other security as shall be approved by the holders of at least 75% in principal amount of the Outstanding Securities of each series.

Section 10.07  Waiver of Certain Covenants.

The Issuer may omit in any particular instance to comply with any covenant or condition set forth in Sections 10.02, 10.05 and 10.06 and any other covenant not set forth herein and specified pursuant to Section 3.01 to be applicable to the Securities of any series, if before or after the time for such compliance, the Holders of not less than a majority (or 75% in the case of the covenant to provide security approved by 75% of the Holders pursuant to Section 10.06) in aggregate principal amount of the Outstanding Securities of each series of Securities affected by the omission (which, in the case of a covenant not set forth herein and specified pursuant to Section 3.01 to be applicable to the Securities of any series, shall include only those series to which such covenant is so specified to be applicable) shall, in each case by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuer and the duties of the Senior Trustee and the Paying Agent for the Securities of each series with respect to any such covenant or condition shall remain in full force and effect.

Section 10.08  Payment of Additional Amounts.

Unless otherwise provided in the Board Resolution or supplemental indenture pursuant to Section 3.01 establishing the terms of a particular series of Securities, all payments of principal and interest by or on behalf of the Issuer in respect of any Security will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the United Kingdom or Hong Kong, or any political sub-division of, or any authority of, or in, the United Kingdom or Hong Kong having power to tax (the “Taxing Jurisdiction”), unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. In that event, the Issuer will in respect of payments of principal and interest pay such additional amounts on the Security as shall be necessary in order that the net amount received by the Holder of the Security after such withholding or deduction shall equal the respective amounts which would have been receivable in respect of the Security in the absence of any requirements to make such presented for withholding or deduction (“Additional Amounts”), except that no such Additional Amounts shall be payable in relation to any Security:

(1)      presented for payment by, or on behalf of, a Holder who is liable for such taxes, duties or governmental charges in respect of such Security by reason of his having some connection with the Taxing Jurisdiction other than the mere holding of such Security; or

(2)      presented for payment by, or on behalf of, a holder who would be able to avoid such withholding or deduction by complying with any statutory requirements (including, but not limited to, obtaining and/or presenting any form of certificate) or by mailing a declaration or any other statement or claim for exemption (including, but not limited to, a declaration of nonresidence), but fails to do so; or

(3)      presented for payment more than 30 days after the Relevant Date except to the extent that the relevant Holder would have been entitled to such Additional Amounts on presenting the Security for payment on such thirtieth day assuming that day to have been a Payment Day.

No Additional Amounts will be paid as provided above with respect to any payment of principal of (or premium, if any, on) or interest, if any, on any such Security to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of any such payment to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of any such Security.

Whenever in this Senior Indenture there is mentioned, in any context, the payment of the principal of (or premium, if any, on) or interest, if any, on any Security, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in the terms of such Securities and this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

If the Securities of a series provide for the payment of Additional Amounts as contemplated by Section 3.01(15), at least 10 days prior to the first Interest Payment Date with respect to that series of Securities (or if the Securities of that series will not bear interest prior to Maturity, the first day on which a payment of principal and any premium is made), and at least 10 days prior to each date of payment of principal (and premium, if any) and interest, if any, if there has been any change with respect to the matters set forth in the below-mentioned Officers’ Certificate, the Issuer will furnish the Senior Trustee for that series of Securities with an Officers’ Certificate instructing such Senior Trustee whether such payment of principal of (and premium, if any, on) and interest, if any, on the Securities of that series shall be made to Holders of Securities of that series without withholding for or on account of any tax, assessment, duty or other governmental charge referred to above or described in the Securities of that series. If any such withholding shall be required, then such Officers’ Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities and the Issuer will pay to the Senior Trustee for such series of Securities such Additional Amounts as may be required pursuant to the terms applicable to such series. The Issuer covenants to indemnify the Senior Trustee for such series of Securities and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without gross negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers’ Certificate furnished pursuant to this Section 10.08 or the failure to provide any such Officers’ Certificate. The obligations contained in the immediately preceding sentence of the Issuer shall survive payment of all of the Securities, the satisfaction and discharge of this Senior Indenture, and the resignation or removal of the Senior Trustee or any Paying Agent for such series of Securities.

Section 10.09  Calculation of Original Issue Discount.

The Issuer shall deliver to the Senior Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the U.S. Internal Revenue Code of 1986, as amended from time to time.

Section 10.10  Prescription.

Claims in respect of principal and interest or other sum payable on any series of Securities will be prescribed unless made within 10 years (in the case of principal) or five years (in the case of interest) from the Relevant Date in relation thereto.

ARTICLE Eleven

REDEMPTION OF SECURITIES

Section 11.01  Applicability of This Article.

Redemption of Securities of any series (whether by operation of a sinking fund or otherwise) as permitted or required by the terms of any such Securities shall be made in accordance with such terms and (except as otherwise specified pursuant to Section 3.01 with respect to Securities of such series) this Article; provided, however, that if any of the terms of any such Securities shall conflict with any provision of this Article, the terms of such Securities shall govern.

Section 11.02  Election to Redeem; Notice to Senior Trustee.

The election of the Issuer to redeem any Securities of any series shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Issuer of less than all of the Securities of any particular series, the Issuer shall, at least 45 days prior to the Redemption Date fixed by the Issuer (unless a shorter notice shall be satisfactory to the Senior Trustee for the Securities of such series), notify the Senior Trustee for the Securities of such series by an Issuer Request of such Redemption Date and of the principal amount of Securities of that series to be redeemed.

In the case of any redemption of Securities of any series prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Senior Indenture, the Issuer shall furnish the Senior Trustee for Securities of such series with an Officers’ Certificate evidencing compliance with such restriction.

In the case of any redemption of Securities of any series pursuant to Section 11.08, the Issuer shall furnish the Senior Trustee for Securities of such series with an Officers’ Certificate and an Opinion of Counsel confirming that the Issuer is entitled to exercise the right of redemption.

Section 11.03  Selection of Securities to Be Redeemed.

If less than all the Securities are to be redeemed, the Issuer may select the series to be redeemed, and if less than all of the Securities of any series are to be redeemed, the particular Securities of that series to be redeemed shall be selected by the Issuer not more than 45 days prior to the Redemption Date from the Outstanding Securities of that series not previously called for redemption, by, (i) if the Securities are listed on any Stock Exchange, in compliance with the requirements of the principal Stock Exchange on which the Securities are listed, (ii) on a pro rata basis to the extent practicable or (iii) to the extent that selection on a pro rata basis is not practicable by lot or such other method as the Senior Trustee for the Securities of such series shall deem fair and appropriate.

The Issuer shall promptly notify in writing the Senior Trustee for the Securities of such series selected for redemption and, in the case of any Securities of a series selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Senior Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

Section 11.04  Notice of Redemption.

Unless otherwise specified in the Securities of a series, notice of redemption shall be given in the manner provided in Section 1.06 not later than 10 days and not earlier than 60 days (or in the case of partial redemption 45 days) prior to the Redemption Date, to each Holder of Securities to be redeemed.

All notices of redemption shall state:

(1)      the Redemption Date;

(2)      the Redemption Price;

(3)      if less than all Outstanding Securities of a particular series are to be redeemed, the identification (and, in the case of a partial redemption, the respective principal amounts) of the particular Securities to be redeemed;

(4)      that, on the Redemption Date, the Redemption Price will become due and payable upon each such Security or portion thereof, and that interest thereon, if any, shall cease to accrue on and after said date;

(5)      the place or places where such Securities are to be surrendered for payment of the Redemption Price;

(6)      that the redemption is for a sinking fund, if such is the case; and

(7)      the Common Code(s), CUSIP number(s) and ISIN, if any, with respect to such Securities.

Notice of redemption of Securities to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer’s written request, by the Senior Trustee for such Securities in the name and at the expense of the Issuer.

Section 11.05  Deposit of Redemption Price.

On or prior to any Redemption Date, the Issuer shall deposit with the Senior Trustee for the Securities to be redeemed (or, if the Issuer is acting as its own Paying Agent for such Securities, segregate and hold in trust as provided in Section 10.03) an amount of money in same day funds sufficient to pay the principal amount (or, if the context so requires, lesser amount in the case of Discounted Securities) of (and premium, if any, thereon), and (except if the Redemption Date shall be an Interest Payment Date) any accrued interest on, all the Securities which are to be redeemed on that date.

Section 11.06  Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Issuer shall default in the payment of the Redemption Price), such Securities shall cease to bear interest. Upon surrender of such Security for redemption in accordance with said notice, such Security or specified portions thereof shall be paid by the Issuer at the Redemption Price; provided, however, that unless otherwise specified as contemplated by Section 3.01, installments of interest on Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of Section 3.07.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (or, if the context shall so require, lesser amount in the case of Discounted Securities) thereof (and premium, if any, thereon) shall, until paid, bear interest from the Redemption Date at a rate per annum equal to the rate borne by the Security (or, in the case of Discounted Securities, the Security’s Yield to Maturity).

Section 11.07  Securities Redeemed in Part.

Any Security which is to be redeemed only in part shall be surrendered at the Place of Payment (with, if the Issuer, the Senior Trustee or the Security Registrar for such Security so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer, the Senior Trustee and the Security Registrar for such Security duly executed by the Holder thereof or his attorney duly authorized in writing), and the Issuer shall execute and upon Issuer Request such Senior Trustee shall authenticate and deliver to the Holder of such Security, without service charge but at the expense of the Issuer, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same series and having the same terms and provisions and in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered; except that, if a global Security is so surrendered, the Issuer shall execute, and upon Issuer Request the Senior Trustee shall authenticate and deliver to the Depositary for such global Security, without service charge but at the expense of the Issuer, a new global Security of like tenor in a denomination equal to and in exchange for the unredeemed portion of the principal amount of the global Security so surrendered.

Section 11.08  Tax Redemption.

The Securities of any series may be redeemed, subject to any other terms set forth herein and in the Board Resolution or supplemental indenture pursuant to Section 3.01 and in such Securities, as a whole but not in part, at the option of the Issuer, upon not less than 30 nor more than 60 days’ notice to the Senior Trustee for such series of Securities and the Holders of such Securities in writing, at a Redemption Price equal to 100% of the principal amount thereof (or, if the context so requires, such lesser amount in the case of Discounted Securities) (and premium, if any, thereon), together with accrued and unpaid interest, if any, thereon to, but excluding, the Redemption Date, and any Additional Amounts thereon upon the occurrence of a Tax Event. Any such notice of redemption shall be irrevocable.

Prior to the redemption of any series of Securities following the occurrence of a Tax Event, the Issuer shall be required, before it gives a notice of redemption, to deliver to the Senior Trustee an Officers’ Certificate stating that all conditions precedent to such redemption have been complied with and an Opinion of Counsel concluding that in the opinion of such counsel a Tax Event has occurred and the Issuer is entitled to exercise its right of redemption in accordance with the terms of the Securities.

If the Issuer provides an Opinion of Counsel in the appropriate jurisdiction, dated as of the date of the relevant event referred to in the preceding paragraph, that no obligation to pay any Additional Amount aforesaid arises, then that Opinion of Counsel shall be final and binding, solely for purposes of such paragraph, on the Issuer, the Senior Trustee and the Holders of the Securities of any such series as to the law of the relevant jurisdiction at the date of such Opinion of Counsel.

ARTICLE Twelve

SINKING FUNDS

Section 12.01  Applicability of This Article.

Redemption of Securities of any series through operation of a sinking fund as permitted or required by the terms of any such Securities shall be made in accordance with such terms and (except as otherwise specified pursuant to Section 3.01 with respect to Securities of such series) this Article; provided, however, that if any of the terms of any such Securities shall conflict with any provision of this Article, the terms of such Securities shall govern.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any particular series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Securities of any particular series is herein referred to as an “optional sinking fund payment”. If provided for by the terms of Securities of any particular series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 12.02. Each sinking fund payment shall be applied to the redemption of Securities of any particular series as provided for by the terms of Securities of that series.

Section 12.02  Satisfaction of Sinking Fund Payments With Securities.

The Issuer (i) may deliver Outstanding Securities of a series (other than any Securities previously called for redemption) and (ii) may apply as a credit Securities of a series which have been redeemed either at the election of the Issuer pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided, however, that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Senior Trustee for such Securities at the principal amount thereof (or, if the context so requires, such lesser amount in the case of Discounted Securities) and the amount of such sinking fund payment shall be reduced accordingly.

Section 12.03  Redemption of Securities for Sinking Fund.

Not less than 60 days prior to each sinking fund payment date for any particular series of Securities (or such shorter period as shall be satisfactory to the Senior Trustee for the Securities of such series), the Issuer will deliver to the Senior Trustee for the Securities of such series an Officers’ Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash in the currency or currency unit in which the Securities of that series are payable (except as otherwise specified pursuant to Section 3.01 for the Securities of that series and except as provided in Sections 3.11(b), 3.11(d) and 3.11(e)) and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 12.02 and shall state the basis for such credit and that such Securities have not previously been so credited and will also deliver to such Senior Trustee any Securities to be so delivered. The Issuer or the Senior Trustee for the Securities of such series shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 11.03 and cause notice of the redemption thereof to be given in the name of and at the expense of the Issuer in the manner provided in Section 11.04. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 11.05, 11.06 and 11.07.

* * *

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original but all such counterparts shall together constitute but one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., DocuSign, Adobe Sign, or any other similar platform) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

IN WITNESS WHEREOF, the parties hereto have caused this Senior Indenture to be duly executed as of the date first written above.

PRUDENTIAL plc
as Issuer

By
Name:
Title:

[ ]
as Senior Trustee

By
Name:
Title: